                              AGREEMENT FOR MERGER

                                      among

                            WASHINGTON MUTUAL, INC.,

                        KEYSTONE HOLDINGS PARTNERS, L.P.,

                            KEYSTONE HOLDINGS, INC.,

                          NEW AMERICAN HOLDINGS, INC.,

                           NEW AMERICAN CAPITAL, INC.,

                           N.A. CAPITAL HOLDINGS, INC.

                                       and

                           AMERICAN SAVINGS BANK, F.A.

                                   DATED AS OF



                                  JULY 21, 1996

                                TABLE OF CONTENTS


                                                                                                               Page
 1. Table of Definitions..........................................................................................1

 2. Merger.......................................................................................................12

             2.1 Merger of Keystone Holdings and WMI.............................................................12
             2.2 Conversion of Keystone Holdings Common Stock....................................................13
             2.3 Litigation Escrow  .............................................................................14
             2.4 WMI Shareholder Approval........................................................................17
             2.5 Issuance of WMI Stock and Registration Rights...................................................18
             2.6 Accounting Treatment............................................................................19

 3. Effective Time; Closing......................................................................................20

 4. Representations and Warranties of Keystone Entities..........................................................20

             4.1 Organization, Power, Good Standing, Etc.........................................................20
             4.2 Subsidiaries       .............................................................................22
             4.3 Capitalization     .............................................................................23
             4.4 Loan Portfolio     .............................................................................26
             4.5 Reports            .............................................................................28
             4.6 Authority          .............................................................................29
             4.7 No Violation       .............................................................................30
             4.8 Consents and Approvals..........................................................................31
             4.9 Financial Statements............................................................................31
             4.10 Brokerage         .............................................................................32
             4.11 Absence of Certain Changes or Events...........................................................32
             4.12 Litigation, Etc.  .............................................................................32
             4.13 Taxes, Payments in Lieu of Taxes and Tax
                                    Returns......................................................................33
             4.14 Employees; Employee Benefit Plans..............................................................34
             4.15 Compliance With Applicable Law.................................................................38
             4.16 Contracts and Agreements.......................................................................38
             4.17 Affiliate Transactions.........................................................................39
             4.18 Title to Property .............................................................................40
             4.19 Patents, Trademarks, Etc.......................................................................42
             4.20 Insurance         .............................................................................42
             4.21 Powers of Attorney.............................................................................42
             4.22 Community Reinvestment Act Compliance..........................................................42
             4.23 Agreements with the FRF........................................................................42
             4.24 Agreements with Bank Regulators................................................................43
             4.25 Regulatory Approvals...........................................................................43
             4.26 Rights Agreement  .............................................................................43
             4.27 AREG Matters      .............................................................................44
             4.28 Investment Intent .............................................................................44

 5. Representations and Warranties of WMI........................................................................44

             5.1 Organization, Power, Good Standing, Etc.........................................................44
             5.2 Subsidiaries       .............................................................................45
             5.3 Capitalization     .............................................................................46
             5.4 Reports            .............................................................................46
             5.5 Authority          .............................................................................47
             5.6 No Violation       .............................................................................47
             5.7 Consents and Approvals..........................................................................47
             5.8 Financial Statements............................................................................48
             5.9 Brokerage          .............................................................................48
             5.10 Absence of Material Adverse Change.............................................................48
             5.11 Litigation        .............................................................................48
             5.12 Compliance With Applicable Law.................................................................49
             5.13 CRA Compliance    .............................................................................49
             5.14 Agreements With Bank Regulators................................................................49
             5.15 Regulatory Approvals...........................................................................49
             5.16 Tax Matters       .............................................................................50
             5.17 WMI Rights Agreement...........................................................................50

 6. Covenants of the Keystone Entities...........................................................................50

             6.1 Conduct of the Business of Keystone Entities....................................................50
             6.2 No Solicitation    .............................................................................53
             6.3 Access to Properties and Records................................................................53
             6.4 Assignment of Contract Rights...................................................................54
             6.5 Amendment to Environmental Policy...............................................................54
             6.6 FRF Agreements     .............................................................................54
             6.7 New West           .............................................................................54
             6.8 Payment of Notes and Preferred Stock............................................................55
             6.9 Tax Return and Section 9 Report Amendments......................................................55
             6.10 Employees, Employee Benefit Plans..............................................................55
             6.11 Assets of KH Partners..........................................................................57
             6.12 New West Dissolution...........................................................................57
             6.13 Waiver of Notice  .............................................................................57

 7. Covenants of the WM Entities.................................................................................57

             7.1 Conduct of Business of WM Entities..............................................................57
             7.2 Approval of WMI Stockholders....................................................................58
             7.3 Employees; Employee Benefit Plans...............................................................58
             7.4 WMI Board of Directors..........................................................................60
             7.5 Tax Reorganization Matters......................................................................61
             7.6 Access to Information/Updated Due Diligence.....................................................61
             7.7 Indemnification and Insurance...................................................................61

 8. Mutual Covenants of the Parties..............................................................................62

             8.1 Current Information.............................................................................62
             8.2 Reports            .............................................................................63
             8.3 Regulatory Matters .............................................................................63
             8.4 Further Assurances .............................................................................64
             8.5 Disclosure Supplements..........................................................................64
             8.6 Confidentiality    .............................................................................65
             8.7 Public Announcements............................................................................65
             8.8 Management Consultation Meetings................................................................66
             8.9 Failure to Fulfill Conditions...................................................................66

 9. Closing Conditions...........................................................................................66

             9.1 Conditions to Each Party's Obligations Under
                                    This Agreement...............................................................66
             9.2 Conditions to the Obligations of the WM entities
                                    under this
                  Agreement......................................................................................67
             9.3 Conditions to the Obligations of KH Partners and
                                    the Keystone
                  Entities Under This Agreement..................................................................71

 10. Termination, Amendment and Waiver...........................................................................72

             10.1 Termination       .............................................................................72
             10.2 Effect of Termination..........................................................................73
             10.3 Amendment, Extension and Waiver................................................................73

 11. Miscellaneous...............................................................................................74

             11.1 Expenses          .............................................................................74
             11.2 Survival          .............................................................................74
             11.3 Notices           .............................................................................74
             11.4 Parties in Interest............................................................................76
             11.5 Entire Agreement  .............................................................................76
             11.6 Counterparts      .............................................................................76
             11.7 Governing Law     .............................................................................76
             11.8 Headings          .............................................................................76

                                    EXHIBITS



Exhibit A                  Plan of Merger

Exhibit B                  Escrow Agreement

Exhibit C                  Form of "Affiliate" Letter

Exhibit D                  Press Release

                                    SCHEDULES

Disclosure Schedule 4.2(a)                  Subsidiaries and Investment Entities

Disclosure Schedule 4.2(b)                  Certain Options with Respect to Capital Stock

Disclosure Schedule 4.4(c)                  Certain Loans Not Secured Primarily by Valid and
                                            Perfected First Lien (as of March 31, 1996)

Disclosure Schedule 4.4(d)                  Certain Loans (as of March 31, 1996)

Disclosure Schedule 4.4(e)                  Certain Past Due Loans (as of March 31, 1996)

Disclosure Schedule 4.4(f)                  Exceptions to Section 4.4(f) Representations

Disclosure Schedule 4.4(g)                  Loans Sold with Repurchase Obligations (as of March 31,
                                            1996)

Disclosure Schedule 4.4(h)                  Certain Loan Participations Purchased (as of March 31,
                                            1996)

Disclosure Schedule 4.4(i)(a)               Loans to Executive Officers of American Savings Bank

Disclosure Schedule 4.4(i)(c)               Loans to Affiliates of American Savings Bank Not
                                            Complying with Applicable Federal Laws and Regulations

Disclosure Schedule 4.4(k)                  Loans Acquired from the Receiver in the 1988 Acquisition
                                            with Environmental Problems Relating to Real Property
                                            Securing such Loans(as of March 31, 1996)

Disclosure Schedule 4.4(m)                  Outstanding Commitments, Letters of Credit, and
                                            Unfunded Agreements to Lend (as of March 31, 1996)

Disclosure Schedule 4.7(a)                  Violations, Breaches, Defaults, Terminations,
                                            Accelerations, Conflicts, Liens, Security Interests, Charges
                                            or Other Encumbrances Resulting From Execution of
                                            Agreement or Consummation

Disclosure Schedule 4.7(b)                  Violations, Breaches, Defaults, Terminations,
                                            Accelerations, Conflicts, Liens, Security Interests, Charges
                                            or Other Encumbrances Resulting From Liquidations
                                            and/or the Bank Merger

Disclosure Schedule 4.10                    Certain Fees

Disclosure Schedule 4.12                    Material Litigation and Claims (as of June 30, 1996)

Disclosure Schedule 4.13                    Taxes, Payments in Lieu of Taxes and Tax returns.

Disclosure Schedule 4.14(a)(i)              Employment/Consulting Arrangements

Disclosure Schedule 4.14(a)(ii)             Benefit Plans Resulting in Payments

Disclosure Schedule 4.14(b)                 Highly Compensated Employees

Disclosure Schedule 4.14(c)                 Material Employee Related Litigation and Claims

Disclosure Schedule 4.14(e)                 Exceptions to Section 4.14(e) Representations

Disclosure Schedule 4.14(e)(i)              Benefit Plans

Disclosure Schedule 4.14(f)                 Individual Change of Control Agreements

Disclosure Schedule 4.16(i)                 Material Contracts

Disclosure Schedule 4.16(ii)                Non-compete Agreements

Disclosure Schedule 4.17                    Affiliate Transactions

Disclosure Schedule 4.18(a)                 Interests in Real Property

Disclosure Schedule 4.18(b)                 Environmental Matters

Disclosure Schedule 4.18(c)                 Encumbrances of Personal Property

Disclosure Schedule 4.19                    Agreements Relating to American Savings Bank
                                            Trademarks, Service Marks or Trade Names

Disclosure Schedule 4.20                    Insurance

Disclosure Schedule 4.22                    Noncompliance with Community Reinvestment Act of 1977

Disclosure Schedule 4.23                    FRF Agreements; Consents

Disclosure Schedule 4.24                    Other Agreements With Or Orders of Regulators

Disclosure Schedule 5.2                     Subsidiaries

Disclosure Schedule 5.3                     Capitalization

Disclosure Schedule 5.4                     Reports

Disclosure Schedule 5.10                    Absence of Material Adverse Change

Disclosure Schedule 5.11                    Litigation

Disclosure Schedule 5.12(b)                 Compliance

Disclosure Schedule 6.1(a)                  1996 Business Plan


                              AGREEMENT FOR MERGER

         This Agreement for Merger (the "Agreement") is made and entered into this 21st day of July, 1996 by and among Washington Mutual, Inc., a Washington corporation ("WMI"), Keystone Holdings Partners, L.P., a Texas limited partnership ("KH Partners"), Keystone Holdings, Inc., a Texas corporation ("Keystone Holdings"), New American Holdings, Inc., a Delaware corporation ("New Holdings"), New American Capital, Inc., a Delaware corporation ("New Capital"), N.A. Capital Holdings, Inc., a Delaware corporation ("NACH Inc."), and American Savings Bank, F.A., a federal savings association ("American Savings Bank").

                                    RECITALS

         A. KH Partners owns all of the issued and outstanding shares of capital stock of Keystone Holdings. Keystone Holdings owns all of the issued and outstanding shares of capital stock of New Holdings and all of the issued and outstanding shares of American Savings Bank Preferred Stock (as hereinafter defined). New Holdings owns all of the issued and outstanding shares of common stock of New Capital. New Capital owns all of the issued and outstanding shares of capital stock of NACH Inc. NACH Inc. owns all of the issued and outstanding common stock of American Savings Bank.

         B. The parties desire for Keystone Holdings to merge with WMI in a transaction which qualifies as a pooling of interests for accounting purposes and a reorganization within the meaning of Section 368(a) of the Code (as hereinafter defined) (the "Merger").
WMI shall be the surviving corporation.

         Therefore, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

         1. Table of Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them below:

                  "1988 Acquisition" shall have the meaning specified in
Section 4.4(f) hereof.

                  "1996  Business  Plan"  shall have the  meaning  specified  in
Section 6.1(a) hereof.

                  "Adjustment Event" shall have the meaning specified in
Section 2.2(d) hereof.

                  "Affiliated Person" shall have the meaning specified in
Section 4.17(b) hereof.

                  "Aggregate Escrow Distribution" shall mean the Distributed Escrow Shares plus (i) all dividends and distributions (of whatever nature) other than dividends payable in shares of WMI Common Stock paid on or with respect to the Distributed Escrow Shares from the Effective Time to and including the date the Distributed Escrow Shares are paid pursuant to Section 2.3, (ii) any additional securities with respect thereto, and (iii) any interest or earnings upon such dividends, distributions or additional or substitute securities in accordance with the terms of the Escrow Agreement. In the case of any Installment, the Aggregate Escrow Distribution shall be determined in accordance with the preceding sentence.

                  "American Savings Bank" shall have the meaning specified in the preamble hereof.

                  "American Savings Bank Common Stock" shall have the meaning specified in Section 4.3(e) hereof.

                  "American Savings Bank Environmental Policy" shall mean the American Savings Bank Environmental Risk Policy, adopted October 24, 1995, a copy of which has been provided to WMI.

                  "American Savings Bank Preferred Stock" shall have the meaning specified in Section 4.3(e) hereof.

                  "American Savings Bank Defined Compensation Plan" shall have the meaning specified in Section 7.3(e) hereof.

                  "American Savings Bank SERP" 7.3(e) shall have the meaning specified in Section 7.3(e) hereof.

                  "AREG" shall mean American Real Estate Group, Inc., a Delaware corporation.

                  "Assistance Agreement" shall mean that certain Assistance Agreement, dated December 28, 1988, by and among Keystone Holdings, New West, New Holdings, New Capital, NACH Inc., American Savings Bank and the FSLIC.

                  "Bank Merger" shall have the meaning specified in
         Section 4.7(b) hereof.

                  "Bass Directors" shall have the meaning specified in
         Section 7.4(b) hereof.

                  "Bass Shares" shall have the meaning specified in Section 7.4(c) hereof.

                  "Benefit Plans" shall have the meaning specified in
         Section 4.14(e) hereof.

                  "BIF" means the Bank Insurance Fund, administered by the FDIC.

                  "Case" shall mean Case No. 92-782C resulting from a complaint filed on December 28, 1992 in the United States Court of Federal Claims and styled:

                          AMERICAN SAVINGS BANK, F.A.,
                            KEYSTONE HOLDINGS, INC.,
                        KEYSTONE HOLDINGS PARTNERS, L.P.,
                          N.A. CAPITAL HOLDINGS, INC.,
                           NEW AMERICAN CAPITAL, INC.
                                       and
                           NEW AMERICAN HOLDINGS, INC.
                                       v.
                                THE UNITED STATES

                  "Case Proceeds" shall equal the amount, if any, of cash received by WMI or its subsidiaries (including the Keystone Entities after the Effective Time) on or before the Escrow Expiration Date in respect of (1) any judgment, fees, costs and expenses, interest and other amounts that have been awarded to the plaintiffs (including any successors thereto) in the Case, or (2) any final settlement of the Case; provided, however, that any judgment referred to in (1) above constitutes a final, nonappealable judgment in the Case. In the case of any Installment, the Case Proceeds with respect to such Installment shall be determined in accordance with the preceding sentence.

                  "CERCLA" shall have the meaning specified in
         Section 4.18(b) hereof.

                  "Change of Control Agreements" has the meaning specified in Section 4.14(f) hereof.

                  "Closing" shall have the meaning specified in Section 3 hereof.

                  "Closing Date" shall have the meaning specified in
         Section 3 hereof.

                  "COBRA"   shall   mean   the   Consolidated   Omnibus   Budget
         Reconciliation Act of 1985, as amended.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commercial Real Estate Loans" shall mean (i) loans secured by real property other than one-to-four family residential real property and (ii) builder construction loans.

                  "Controlling Person" shall have the meaning specified in
         Section 4.17(c) hereof.

                  "CRA" shall have the meaning specified in Section 4.22 hereof.

                  "D&O" shall have the meaning specified in Section 7.7(b) hereof.

                  "Deloitte & Touche" shall mean Deloitte & Touche LLP.

                  "Designated Representative" shall have the meaning specified in Section 8.1 hereof.

                  "Director" shall mean the Director of Financial
         Institutions of the State of Washington.

                  "Disclosure Schedules" shall mean all WMI Disclosure Schedules and Keystone Entities Disclosure Schedules.

                  "Distributed Escrow Shares" shall mean that number of whole shares of WMI Common Stock (or any substitute securities with respect thereto) resulting from dividing the Net Case Proceeds by the Market Price Per Share; provided that, in no event shall the Distributed Escrow Shares exceed the number of Escrow Shares. The Distributed Escrow Shares with respect to any Installment shall be calculated in accordance with the preceding sentence except that in no event shall the Distributed Escrow Shares, when added to the Distributed Escrow Shares with respect to earlier Installments, exceed the number of Escrow Shares.

                  "Effective Date" shall have the meaning specified in
         Section 3 hereof.

                  "Effective Time" shall have the meaning specified in
         Section 3 hereof.

                  "Environmental Laws" shall have the meaning specified in
         Section 4.18(b) hereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" shall mean the escrow agent under the Escrow Agreement.

                  "Escrow Agreement" shall mean an agreement substantially in the form of Exhibit B attached hereto.

                  "Escrow Expiration Date" shall mean the date that is the sixth anniversary of the Effective Date; provided, however, that (i) if, prior to such date, there has been any judgment granted or entered in favor of WMI or its subsidiaries (including the Keystone Entities after the Effective Time), then the Escrow Expiration Date shall be automatically extended to the earlier of the tenth anniversary of the Effective Date and the date upon which the number of Escrow Shares equals zero and (ii) if, prior to such sixth anniversary or any extension pursuant to clause (i) of this definition, there has been any settlement or final nonappealable judicial resolution of the Case involving two or more Installments, then the Escrow Expiration Date shall not occur until all such Installments have been paid.

                  "Escrow Shares" shall mean eight million (8,000,000) shares of WMI Common Stock; provided that the number of Escrow Shares shall be appropriately adjusted to reflect any reclassification, recapitalization, split-up, combination or exchange of shares of WMI Common Stock, or any stock dividend thereon declared with a record date between the date of this Agreement and the Escrow Expiration Date; provided, further, that, in the event that the Escrow Expiration Date is extended beyond the sixth anniversary of the Effective Date in accordance with the definition of "Escrow Expiration Date" herein, the number of Escrow Shares, as adjusted in accordance with the preceding proviso, shall be reduced on the last day of each full calendar month following the sixth anniversary of the Effective Date by an amount equal to 1.25% of the number of Escrow Shares (as so adjusted) on the sixth anniversary of the Effective Date; provided further, that if, prior to the sixth anniversary of the Effective Date, there has been any settlement or final nonappealable judicial resolution of the Case involving two or more Installments, then there shall be no reduction in the number of Escrow Shares pursuant to the immediately preceding proviso.

                  "Family SB" shall mean Family Savings Bank, FSB, a federally chartered savings association.

                  "FDIC" shall mean the Federal Deposit Insurance
         Corporation.

                  "Federal Income Tax Returns" shall have the meaning specified in 4.13(b).

                  "FHLB of San Francisco" shall mean the Federal Home Loan Bank of San Francisco.

                  "FHLB of Seattle" shall mean the Federal Home Loan Bank of Seattle.

                  "FHLMC" shall mean the Federal Home Loan Mortgage
         Corporation.

                  "FIRREA"  shall  mean  the  Financial   Institutions   Reform,
         Recovery, and Enforcement Act of 1989.

                  "Fixed Fee  Agreement"  shall have the  meaning  specified  in
         Section 2.3(e) hereof.

                  "FNMA" shall mean the Federal National Mortgage
         Association.

                  "FRF" shall mean the FSLIC Resolution Fund, as successor to the FSLIC, and which is managed by the FDIC.

                  "FRF Agreements" shall have the meaning specified in
         Section 4.23 hereof.

                  "FRF  Initial  Shares"  shall have the  meaning  specified  in
         Section 2.2(c) hereof.

                  "FRF  Litigation  Shares" shall have the meaning  specified in
         Section 2.2(c) hereof.

                  "FRF Warrant Agreement" shall mean that certain Warrant Agreement dated December 28, 1988, between NACH Inc. and the FSLIC.

                  "FRF Warrant Consideration" shall mean the shares of WMI Common Stock to be paid to the FRF in exchange for the Warrants, pursuant to the Warrant Exchange Agreement.

                  "FSLIC" shall mean the Federal Savings and Loan Insurance Corporation.

                  "FTC" shall mean the Federal Trade Commission.

                  "GNMA" shall mean the Government National Mortgage
         Association.

                  "HOLA" shall mean the Home Owners' Loan Act, as amended.

                  "Initial Shares" shall have the meaning specified in
         Section 2.2(c) hereof.

                  "Installment" shall mean, in the event of a final, nonappealable judicial resolution or a settlement of the Case occurring after the Effective Time involving two or more installments or structured payments of cash over a period of time, one of such payments.

                  "Justice Department" shall have the meaning specified in
         Section 4.8 hereof.

                  "Keystone Confidentiality Letter" shall mean that certain letter, dated January 11, 1996, to Keystone Holdings and executed by WMI.

                  "Keystone   Consideration   Shares"  shall  have  the  meaning
         specified in Section 2.2(a) hereof.

                  "Keystone Entities" shall mean Keystone Holdings, New Holdings, New Capital, NACH Inc. and American Savings Bank.

                  "Keystone Entities Disclosure Schedules" shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof, which have been delivered by KH Partners and the Keystone Entities to WMI.

                  "Keystone Entity Subsidiary" shall have the meaning specified in Section 4.2(b) hereof.

                  "Keystone Financial Statements" shall have the meaning specified in Section 4.9 hereof.

                  "Keystone Holdings" shall have the meaning specified in the preamble hereof.

                  "Keystone Holdings Common Stock" shall have the meaning specified in Section 2.2 hereof.

                  "Keystone  Initial Shares" shall have the meaning specified in
         Section 2.2(a) hereof.

                  "Keystone Litigation Shares" shall have the meaning specified in Section 2.2(a) hereof.

                  "Keystone March 1996 Financial Statements" shall have the meaning specified in Section 4.9 hereof.

                  "KH Partners" shall have the meaning specified in the preamble hereof.

                  "KPMG" means KPMG Peat Marwick LLP, the independent public accountants for the Keystone Entities.

                  "Liquidations" shall have the meaning specified in
         Section 4.7(b) hereof.

                  "Litigation Escrow" shall mean the escrow described in
         Section 2.3 hereof.

                  "Loans" shall have the meaning specified in Section 4.4(a) hereof.

                  "Long-Term Incentive Plan" shall have the meaning specified in
         Section 6.10(c) hereof.

                  "Management Consultation Meetings" shall have the meaning specified in Section 8.8 hereof.

                  "Market Price Per Share" shall mean the average closing price of WMI Common Stock on The Nasdaq Stock Market (as reported in The Wall Street Journal or, if not so reported, as otherwise publicly reported) for the ten trading days preceding the third trading day before the Effective Date; provided, however, that such price shall be appropriately adjusted to reflect any reclassification, recapitalization, split-up, combination or exchange of shares of WMI Common Stock, or any stock dividend thereon declared with a record date between the thirteenth day before the Effective Date and the Escrow Expiration Date.

                  "Material Adverse Effect" or "Material Adverse Change" with respect to a Person shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such Person and such Person's subsidiaries taken as a whole. Any change in the current CRA rating of American Savings Bank or WM Bank or a CRA rating given to WMBfsb that would cause the OTS to prohibit the transactions contemplated hereby and in the Plan of Merger from being consummated shall constitute a Material Adverse Change with respect to the Keystone Entities or the WM Entities, as applicable, taken as a whole.

                  "Material Contract" shall have the meaning specified in
         Section 6.1(c)(v) hereof.

                  "Merger" shall have the meaning specified in Recital B hereof.

                  "NACH Inc." shall have the meaning specified in the preamble hereof.

                  "Net Case Proceeds" shall mean the Case Proceeds, minus the sum of (1) the Tax on the Case Proceeds, (2) the out-of-pocket, third-party fees, costs and expenses paid or accrued by WMI or its subsidiaries to attorneys, accountants, experts or other third party service providers in connection with the Case from the date of this Agreement (excluding any amount paid to Arnold & Porter under the Fixed Fee Agreement), (3) 200% of the allocated time costs of employees of WMI or its subsidiaries for time reasonably devoted to the Case from the Effective Date, in each case, to and including the date the Case Proceeds are paid to WMI or its subsidiaries (including the Keystone Entities after the date hereof), (4) fees and other amounts, if any, paid or accrued by WMI to the Escrow Agent pursuant to the Escrow Agreement and (5) all amounts paid by any Keystone Entity to Arnold & Porter under the Fixed Fee Agreement in excess of $10 million. In the event that the Case Proceeds are payable in two or more Installments, Net Case Proceeds with respect to any given Installment shall mean all Case Proceeds received by WMI from such Installment and all prior Installments, if any, minus (x) the sum of (I) the Tax on the Case Proceeds with respect to all Installments or portions thereof (whether received or to be received) includible, in WMI's judgment, in its income for federal income tax purposes for the year in which such Installment is received or in prior years and (II) the amounts described in clauses (2), (3), (4) and (5) of the preceding sentence, and (y) the aggregate Net Case Proceeds calculated pursuant to this sentence with respect to all prior Installments, if any.

                  "Net Pre-Tax Case Proceeds" shall mean the amount , if any, resulting from subtracting from Case Proceeds the sum of the amounts described in Clauses (2), (3), (4) and (5) in the definition of Net Case Proceeds.

                  "New Capital" shall have the meaning specified in the preamble hereof.

                  "New Capital Common Stock" shall have the meaning specified in
         Section 4.3(c) hereof.

                  "New Capital Preferred Stock" shall have the meaning specified in Section 4.3(c) hereof.

                  "New Holdings" shall have the meaning specified in the preamble hereof.

                  "New Holdings Common Stock" shall have the meaning specified in Section 4.3(b) hereof.

                  "New West" shall mean New West Federal Savings and Loan Association.

                  "Offering Circulars" shall have the meaning specified in
         Section 4.5(b) hereof.

                  "Old American" shall mean American Savings, a Federal Savings and Loan Association.

                  "Other Returns" shall have the meaning specified in
         Section 4.13(c) hereof.

                  "OTS" shall mean the Office of Thrift Supervision.

                  "PBGC" shall mean the Pension Benefit Guaranty
         Corporation.

                  "Permits" shall have the meaning specified in
         Section 4.15(a) hereof.

                  "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Phantom  Share  Plan"  shall have the  meaning  specified  in
         Section 6.10(c) hereof.

                  "Plan of Merger" shall have the meaning specified in
         Section 2.1 hereof.

                  "Preferred Stock Circular" shall have the meaning specified in Section 4.5(b) hereof.

                  "Receiver" shall have the meaning specified in
         Section 4.4(f) hereof.

                  "Record Date" shall have the meaning specified in Section 7.4(b) hereof.

                  "Registration   Rights   Agreement"  shall  have  the  meaning
         specified in Section 2.5 hereof.

                  "Regulation O" shall mean Part 215 of Title 12 of the Code of Federal Regulations.

                  "REO" shall have the meaning specified in Section 4.18.

                  "Rights Agreement" shall mean that certain Rights Agreement, dated as of October 16, 1990, between Washington Mutual Savings Bank and First Interstate Bank of Washington, N.A., as supplemented by the Supplement to Rights Agreement, dated as of November 29, 1994, between WMI and First Interstate Bank of Washington, N.A.

                  "SAIF" shall mean the Savings Association Insurance Fund, administered by the FDIC.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SEC Reports" shall have the meaning specified in
         Section 5.4.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

                  "Securityholder Communications" shall have the meaning specified in Section 4.5(b) hereof.

                  "Senior Note Circulars" shall have the meaning specified in Section 4.5(b) hereof.

                  "Senior Notes" shall mean the Series B 9.60% Notes due 1999 issued by New Capital and the Series C Floating Rate Notes due 2000 issued by New Capital.

                  "Short-Term Incentive Plan" shall have the meaning specified in Section 6.10(c) hereof.

                  "Subordinated Note Circular" shall have the meaning specified in Section 4.5(b) hereof.

                  "Subordinated Notes" shall mean the Subordinated Notes due 1998 issued by New Capital and the 6 5/8% Subordinated Notes due February 15, 2006 issued by American Savings Bank.

                  "Surviving FRF Agreements" shall have the meaning specified in Section 9.1(g).

                  "Taxes" shall have the meaning specified in
         Section 4.13(c) hereof.

                  "Tax on the Case Proceeds" shall mean (1) the product of .28 and the Net Pre-Tax Case Proceeds, in the event the Case Proceeds are accrued for federal income tax purposes prior to the Effective Time, and (2) the product of .355 and the Net Pre-Tax Case Proceeds, in the event the Case Proceeds are accrued for federal income tax purposes on or after the Effective Time.

                  "Tax Settlement Agreement" shall have the meaning assigned it in Section 9.2(m) hereof.

                  "Texas Secretary of State" shall mean the Secretary of State of the State of Texas.

                  "Third Party Acquisition of WMI" shall mean the occurrence of any of the following: (i) any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act), other than KH Partners or a Keystone Entity or an affiliate of either, purchases or otherwise acquires securities representing a majority of the voting shares of WMI or (ii) WMI or its board of directors enters into an agreement or recommends to its shareholders an agreement or tender offer or other transaction pursuant to which any such Person or group would (A) merge or consolidate with, acquire a majority of the assets and liabilities of, or enter into any similar transaction with WMI whereby it would acquire securities representing a majority of the voting shares of WMI or (B) purchase or otherwise acquire (including, without limitation, by merger, consolidation, share exchange, tender offer or any similar transaction) securities representing a majority of the voting shares of WMI.

                  "Warrant Exchange Agreement" shall have the meaning specified in Section 2.2(c) hereof.

                  "Warrants" shall mean the warrants issued to the FSLIC by NACH Inc. pursuant to the FRF Warrant Agreement, and representing the right, under certain circumstances specified in the FRF Warrant Agreement, to purchase for the aggregate purchase price of $1.00 up to 3,000 shares of Class B Common Stock of NACH Inc., none of which warrants has been exercised as of the date hereof.

                  "Washington Secretary of State" shall mean the Secretary of State of the State of Washington.

                  "WM Bank" shall mean Washington Mutual Bank, a Washington stock savings bank and direct subsidiary of WMI.

                  "WMBfsb" shall mean Washington Mutual Bank fsb, a federal savings association and direct subsidiary of WMI.

                  "WM Entities" shall mean WM Bank, WMBfsb and WMI.

                  "WMI" shall have the meaning specified in the preamble hereof.

                  "WMI Common Stock" shall have the meaning specified in
         Section 2.2 hereof.

                  "WMI Confidentiality Letter" shall mean that certain letter, dated January 17, 1996, addressed to WMI and executed by Keystone Holdings.

                  "WMI Disclosure Schedules" shall mean all of the disclosure schedules required by this Agreement, dated as of the date hereof, which have been delivered by WMI to KH Partners.

                  "WMI Financial Statements" shall have the meaning specified in Section 5.8 hereof.

                  "WMI Proxy Statement" shall have the meaning specified in
         Section 2.4(a) hereof.

                  "WMI RSIP" shall have the meaning specified in Section 7.3(a) hereof.

                  "WMI Stockholder Approval" shall have the meaning specified in
         Section 2.4(a) hereof.

                  "WMI Stockholders' Meeting" shall have the meaning specified in Section 2.4(a) hereof.

                  "WMI Subsidiaries" shall have the meaning specified in
         Section 5.2 hereof.

                  "WMI Welfare Benefit Plans" shall have the meaning specified in Section 7.3(c) hereof.

         It is understood that, as used in this Agreement, with respect to any action to be taken by KH Partners (as distinct from the Keystone Entities and the Keystone Entity Subsidiaries), the terms "reasonable efforts," "best efforts," "reasonable best efforts" and any similar terms shall not, unless otherwise indicated herein, require the payment by KH Partners of any money or the agreement by KH Partners to suffer any economic harm.

         2. Merger. Subject to the terms and conditions of this Agreement, the Merger is to be accomplished in the manner described herein.

                  2.1 Merger of Keystone Holdings and WMI. Keystone Holdings shall at the Effective Time be merged with and into WMI with WMI being the survivor in accordance with the Plan of Merger by and between WMI and Keystone Holdings, substantially in the form attached hereto as Exhibit A (the "Plan of Merger"). The Plan of Merger provides for the terms of the Merger and the manner of carrying it into effect. The terms and conditions of the Plan of Merger are incorporated herein and made a part hereof.

                  2.2 Conversion of Keystone Holdings Common Stock. Subject to the terms and conditions set forth herein and in the Plan of Merger, at the Effective Time, all of the outstanding shares of common stock, par value $1.00 per share, of Keystone Holdings ("Keystone Holdings Common Stock") shall be converted into the right to receive shares of common stock, no par value, of WMI ("WMI Common Stock"), as described below and in the Plan of Merger.

                           (a)      Subject to the other provisions of this
Section 2.2, the outstanding shares of Keystone Holdings Common Stock will in the aggregate be converted at the Effective Time into the right to receive the Keystone Consideration Shares. The "Keystone Consideration Shares" shall mean the sum of the Keystone Initial Shares and the Keystone Litigation Shares (if any). The "Keystone Initial Shares" shall mean 26,000,000 newly issued shares of WMI Common Stock. The "Keystone Litigation Shares" shall mean that number of newly issued shares of WMI Common Stock equal to 65% of the Escrow Shares (as to which KH Partners has contingent rights pursuant to Section 2.3 hereof). Certificates evidencing the Keystone Initial Shares shall be delivered to KH Partners at the Effective Time. Certificates evidencing the Keystone Litigation Shares shall be delivered into the Litigation Escrow as of the Effective Time.

                           (b)      If between the date of this Agreement and
the Effective Time, the shares of WMI Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the number of Keystone Initial Shares and the number of FRF Initial Shares (as contemplated by Section 2.2(c)) shall be adjusted accordingly.

                           (c)      Concurrently with the execution of this
Agreement, the FDIC, WMI, KH Partners and certain other Persons are entering into an agreement (the "Warrant Exchange Agreement") pursuant to which, among other things, the FDIC and WMI are agreeing that, at the Effective Time, and in exchange for the FDIC conveying any and all interest of the FRF in the Warrants to WMI, WMI will convey (either directly to the FDIC or, at the direction of the FDIC, to a trust for the benefit of the FRF) 14,000,000 newly issued shares of WMI Common Stock (the "FRF Initial Shares" and, together with the Keystone Initial Shares, the "Initial Shares"), together with a contingent right to 35% of the Escrow Shares (the "FRF Litigation Shares"), all as more fully set forth in Section 2.3 hereof and the Warrant Exchange Agreement. Certificates evidencing the FRF Initial Shares shall be delivered to the FDIC, or, at the direction of the FDIC, to a trust for the benefit of the FRF, and certificates evidencing the FRF Litigation Shares shall be delivered to the Litigation Escrow, all in exchange for the Warrants at the Effective Time.

                           (d)  The parties acknowledge that as of the date of
this Agreement, Keystone Holdings is in the process of rescinding certain dividends paid to KH Partners in excess of the amount set forth in Section 6.1(b)(ii) hereof. Notwithstanding any other provision of this Agreement to the contrary, (i) if for any reason such rescission is not completed within 30 days from the date of this Agreement or (ii) if such rescission, although completed, is subsequently annulled or reversed on or prior to the Effective Date, whether voluntarily or as a result of the action of any regulatory authority, or (iii) if WMI reasonably concludes that such rescission will be so annulled or reversed following the Effective Date, as a result of the action of any regulatory authority (the "Adjustment Event"), then the Keystone Initial Shares shall be reduced to 25,883,333 shares of WMI Common Stock, and the percentages set forth in Sections 2.2(a) and 2.2(c) shall be changed to 64.9% and 35.1%, respectively, and all references to the numbers 40,000,000 and 26,000,000 in this Agreement, the Registration Rights Agreement, the Escrow Agreement or any other document executed in connection with the transactions contemplated by this Agreement shall be changed to the numbers 39,883,333 and 25,883,333, respectively, subject to any further adjustment required by Section 2.2(b).

                  2.3      Litigation Escrow.

                           (a)      Delivery of Shares into Escrow.  As of the
Effective Time, KH Partners and the FDIC shall direct WMI to deliver, and WMI shall deliver, the Escrow Shares to the Escrow Agent pursuant to an Escrow Agreement in substantially the form attached hereto as Exhibit B. Pursuant to the terms of the Escrow Agreement, the Escrow Agent shall hold such Escrow Shares until the earlier of (i) the Escrow Expiration Date and (ii) the date upon which the last Aggregate Escrow Distribution is distributed to KH Partners, the FRF or their permitted assigns pursuant to Section 2.3(c). In the event that the Escrow Expiration Date is extended beyond the sixth anniversary of the Effective Date, and there are one or more reductions in the amount of Escrow Shares as provided in the definition of "Escrow Shares" in Section 1, the shares no longer required to be Escrow Shares shall, subject to the final sentence of this Section 2.3(a), be returned by the Escrow Agent to WMI. In the event that all of the Aggregate Escrow Distributions are not made pursuant to Section 2.3(b) by the Escrow Expiration Date (as it may be extended), the Escrow Agent shall return Escrow Shares to WMI for cancellation. Upon any return of Escrow Shares (and any additional or substitute securities with respect thereto) to WMI pursuant hereto, the Escrow Agent shall also return all dividends and distributions paid upon such shares from the Closing Date to and including the date of such return plus any interest or earnings thereon in accordance with the terms of the Escrow Agreement.

                           (b)      Payment of Aggregate Escrow Distribution.
Within thirty (30) days after Case Proceeds (including those attributable to an Installment) are received by WMI or its subsidiaries, WMI shall instruct the Escrow Agent to pay to KH Partners, the FRF or their respective successors and permitted assigns the pro rata portion of the Aggregate Escrow Distribution attributable to such Person with respect to such Case Proceeds as specified in this Agreement, the Warrant Exchange Agreement and the Escrow Agreement and to return any remaining Escrow Shares (and any additional or substitute securities with respect thereto) to WMI for cancellation (together with the dividends and distributions received thereon and any interest or earnings on such dividends), except that if Case Proceeds are received in Installments, no such property shall be returned to WMI until no such Installments remain to be paid. No payment shall be made in respect of fractional shares.

                           (c)      Assignability of Right to Receive Escrow
Shares. The Escrow Shares will not be registered under the Securities Act nor will the contingent right to receive them be registered as a separate security. If the FRF or any partner of KH Partners desires to transfer its right to receive Escrow Shares (and any additional or substitute securities with respect thereto), the proposed transferor shall be required to provide to WMI an opinion of counsel reasonably satisfactory to WMI that such transfer is exempt from the registration requirements of the Securities Act and similar requirements under all applicable state securities laws, as well as such other documentation as may be required by the Escrow Agreement.

                           (d)      Voting of Escrow Shares.  For so long as the
Escrow Shares are held by the Escrow Agent in accordance  with the terms of this
Article 2 and the Escrow Agreement, the respective holder of the contingent right to receive such shares shall have the absolute right to have its Escrow Shares (and any additional or substitute securities with respect thereto) voted in its absolute discretion in accordance with the written instructions of such holder as given to the Escrow Agent with respect to all matters with respect to which the vote of holders of WMI Common Stock is required or solicited.

                           (e)      Control of Case.

                                 (i)    WMI shall, and shall cause the Keystone
Entities to continue to, prosecute the Case vigorously following the Effective Time with a view to resolution of the Case as promptly as practicable. In furtherance of this prosecution of the Case, the parties shall, prior to the Effective Time (and thereafter), designate a special litigation committee comprised of two individuals designated by KH Partners and one individual designated by WMI (the "Litigation Committee"). The Litigation

Committee shall have the exclusive right to oversee the prosecution of the Case and to settle the case as hereinafter provided. Only the Litigation Committee shall be authorized to make decisions relating to any proposal to dismiss, settle, terminate, or cease prosecuting the Case, to decline to pursue any appeal or to settle the Case prior to the Escrow Expiration Date; provided that any settlement of the Case must involve a net cash payment or payments to the WM Entities, as successors to the Keystone Entities; and, provided, further, that without WMI's prior specific written approval, no settlement agreement shall impose any obligation (other than standard settlement releases and related obligations) on the WM Entities or restrict the operation of their business.

                                   (ii)    The Litigation Committee shall select
counsel of its choice to represent the WM Entities in the prosecution of the Case; provided, that such selection shall be subject to the approval of WMI, which approval will not be unreasonably withheld. WMI hereby consents to the selection of Arnold & Porter. KH Partners represents, warrants and agrees that prosecution of the Case will be pursuant to a fixed fee agreement between Keystone Holdings and Arnold & Porter (the "Fixed Fee Agreement"). The Fixed Fee Agreement (i) shall be in form and content acceptable to WMI, (ii) shall provide for a one-time payment of not more than $11.5 million to Arnold & Porter, (iii) shall be executed and delivered not more than 15 days after the date hereof,
(iv) shall be assigned to and assumed by WMI or a WMI Entity at the Effective Time; and (v) shall provide that no WMI Entity or Keystone Entity shall have any liability for any future costs or expenses associated with the prosecution of the Case. The Litigation Committee shall have the right to replace counsel at any time; provided, that such replacement counsel shall be subject to the approval of WMI, which approval will not be unreasonably withheld and, provided further, that such replacement counsel shall assume all of Arnold & Porter's obligations, but not its rights, under the Fixed Fee Agreement and no WMI Entity or Keystone Entity shall have any liability for any future costs or expenses associated with the prosecution of the Case.

                                   (iii)    Counsel designated by the Litigation
Committee to prosecute the Case, and any outside counsel, experts, and/or consultants that such counsel may retain to assist in the prosecution of the Case, shall be authorized by this Agreement to accept directions from the Litigation Committee on all matters concerning the Case that are within the authority of the Litigation Committee, notwithstanding any possible conflict in interest with respect to the Case between KH Partners on the one hand, and the WM Entities on the other. The Litigation Committee shall have no duty to the WM Entities to consider the interest any of such WM Entities may have in an early termination or resolution of the Case.

                                 (iv)    WMI shall have the right to remove any
individual from the Litigation Committee in the event such removal is requested by any federal or state regulator having jurisdiction over WMI or any of its subsidiaries. If any individual is so removed, his or her replacement will be designated by KH Partners or, if KH Partners shall no longer exist, by Robert M. Bass if the removed individual was originally designated by KH Partners or Robert M. Bass; otherwise, the replacement will be designated by WMI.

                              (v)    Nothing in this Agreement shall prevent KH
Partners from withdrawing as a plaintiff in the Case and KH Partners may withdraw as a plaintiff in the Case at any time without creating any liability to any WM Entity.

                           (f)      No Settlement Prior to Closing.
Notwithstanding any other provision in this Agreement, in no event shall KH Partners or any Keystone Entity settle the Case prior to the Effective Time.

                           (g)      Waiver of Entitlement.  After the Effective
Time, KH Partners will not assert entitlement (as against any of the WM Entities or any of the Keystone Entities) to any proceeds from any settlement or judgment in the Case, whether or not allocated by a court to KH Partners. KH Partners will allow one or more of the Keystone Entities or the WM Entities directly to receive such proceeds and will use its best efforts to cause such proceeds to be paid directly to one or more Keystone Entities or WM Entities and not to KH Partners. After the Effective Time, KH Partners will remit to WMI or its designee any amounts actually recovered by it in the Case. In the event that KH Partners remits to WMI or its designee any such proceeds, the WM Entities shall indemnify each of the partners of KH Partners on a "grossed up" basis for the amount of any increased tax liability incurred by such partner which results from the fact that KH Partners received such proceeds and so remitted them rather than such proceeds having been directly received by any of the WMI Entities or any of the Keystone Entities. Nothing in this Section 2.3 is intended to create any rights in the Keystone Entities or the WM Entities against the United States, except as such parties may have had prior to the date of this Agreement or may obtain by operation of law (whether by statutory merger or otherwise).

                           (h)      Tax Matters.  The parties intend that the
Keystone Litigation Shares will be treated for income tax purposes as having been received on the Closing Date pursuant to the Merger and that the "imputed interest" rules of Section 483 of the Code (or any similar or successor provision thereto) shall not apply to any Aggregate Escrow Distribution. The parties agree that WMI intends to issue Forms 1099-DIV with respect to dividends paid on the Escrow Shares and to report such dividends as ordinary dividends. The parties agree that WMI shall file all tax returns, declarations and other reports in a manner consistent with this sub-section, and that any transferee of the Initial Shares or the Escrow Shares shall be required, as a condition of such transfer, to acknowledge the foregoing and waive any rights against WMI in respect thereof. In the event that WMI shall not have received prior to the Effective Time effective waivers from partners holding in the aggregate no less than 90% of the beneficial interest in KH Partners of any and all rights they may have against WMI in respect of the foregoing provisions of this subsection (h), WMI shall be relieved of all obligations set forth in this subsection (h).

                  2.4      WMI Shareholder Approval.

                           (a)      WMI shall, as soon as practicable, hold a
meeting of its stockholders (the "WMI Stockholders' Meeting") to submit for stockholder approval (the "WMI Stockholder Approval") this Agreement, the Plan of Merger, the Merger and an amendment to its articles of incorporation increasing WMI's authorized shares by not more than 100,000,000 shares. In connection with the WMI Stockholder Approval, the parties hereto will cooperate in the preparation of an appropriate proxy statement satisfying all applicable regulations, rules and requirements of the SEC promulgated under the Securities Exchange Act and satisfying any applicable state law (such proxy statement in the form mailed by WMI to WMI stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "WMI Proxy Statement").

                           (b)      WMI represents and warrants that the
information relating to the WM Entities to be contained in the WMI Proxy Statement will not, at the time it is filed with the applicable governmental authorities, as of the date of the WMI Proxy Statement or at the WMI Stockholders' Meeting contain any untrue statement of a material fact or omit to state a material fact, necessary to make such statements, in light of the circumstances under which such statements were made, not misleading. KH Partners and the Keystone Entities represent and warrant that the information relating to the KH Partners and the Keystone Entities to be contained in the WMI Proxy Statement will not, at the time it is filed with the applicable governmental authorities, as of the date of the WMI Proxy Statement or at the WMI Stockholders' Meeting contain any untrue statement of a material fact or omit to state a material fact, necessary to make such statements, in light of the circumstances under which such statements were made, not misleading.

                       (c) Keystone Holdings will furnish such information concerning Keystone Holdings and its subsidiaries as is necessary in order to cause the WMI Proxy Statement, insofar as it relates to such corporations, to comply with Section 2.4(b). The Keystone
                                                        19

Entities shall also cause KPMG to provide to WMI a letter substantially in compliance with Statement of Auditing Standards #76 covering those items relating to the Keystone Entities designated by WMI contained in the WMI Proxy Statement. Keystone Holdings agrees promptly to advise WMI if at any time prior to the WMI Stockholders' Meeting any information provided by Keystone Holdings or its subsidiaries for inclusion in the WMI Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Keystone Holdings will continue to furnish WMI with such supplemental information as may be necessary in order to cause the WMI Proxy Statement, insofar as it relates to Keystone Holdings and its subsidiaries, to comply with Section 2.4(b) after the mailing thereof to WMI stockholders.

                         (d)      WMI will, as promptly as practicable, file the
WMI Proxy Statement, as required by law, with the SEC and will use all reasonable efforts to cause the WMI Proxy Statement to be cleared for mailing under federal securities laws at the earliest practicable date. WMI will advise Keystone Holdings promptly when the WMI Proxy Statement has been cleared for mailing.

                  2.5      Issuance of WMI Stock and Registration Rights.

                           (a)      All shares of WMI Common Stock issued in
connection with the Merger will be issued pursuant to an exemption under Section 4(2) of the Securities Act and initially will be "Restricted Securities" as defined in Rule 144 promulgated under the Securities Act by the SEC.

                       (b) Concurrently with the execution and delivery of this Agreement, WMI has executed a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which WMI will use its best efforts to make available to the recipients of WMI Common Stock pursuant to this Agreement and the Warrant Exchange Agreement the rights contemplated by the Registration Rights Agreement.

                  2.6      Accounting Treatment.

                        (a) The parties hereto intend for the Merger to be treated as a pooling of interests for accounting purposes. WMI and KH Partners have received from KPMG a poolability letter dated July 21, 1996, with respect to Keystone Holdings and its subsidiaries, and WMI and KH Partners will, at closing, receive from Deloitte & Touche a pooling letter with respect to the Merger. None of KH Partners, the Keystone Entities or the WM Entities are aware of any reason that the transaction contemplated hereby is not eligible to be treated as a pooling of interests for accounting purposes. From and after the date hereof and until the Effective Time and thereafter, neither WMI nor KH Partners nor any of their respective subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or (ii) enter into any contract, agreement, commitment or arrangement with respect to any such action or failure to act; provided, however, that the performance of the terms of the Fixed Fee Agreement and Section 2.3(e)(ii) hereof shall not constitute a violation of this Section 2.6(a). The persons specified on Annex I hereto may be deemed to be "affiliates" of Keystone Holdings for purposes of the SEC's ASR
135. Keystone Holdings shall deliver to WMI within 30 days from the date of this Agreement, a written agreement substantially in the form of Exhibit C hereto from each of the Persons specified on Annex I. Prior to the Effective Time, Keystone Holdings shall use all reasonable efforts to cause any additional Person who becomes or is identified as an "affiliate" to execute such an agreement.

                           (b)      In order to ensure that the Merger will be
treated as a pooling of interests, the parties understand that the Keystone Initial Shares and the contingent right to receive Escrow Shares to be received by KH Partners as a result of the Merger shall be distributed to the partners of KH Partners immediately after the Effective Time. To facilitate such distribution, WMI agrees to prepare and have available at the Closing up to 85 stock certificates for KH Partners representing the shares of WMI Common Stock to which each such partner is entitled (pursuant to the terms of the partnership agreement of KH Partners, dated December 16, 1988, as amended, with respect to equity distributions). No fractional shares of WMI Common Stock shall be issued. KH Partners shall, at least ten days prior to the Effective Time, provide WMI with the necessary information to prepare such stock certificates. KH Partners agrees to endorse and deliver such certificates to such partners at the Closing.

                       (c) WMI shall have the right to place a restrictive legend on all shares of WMI Common Stock to be received by any affiliate of Keystone Holdings so as to preclude their transfer or disposition in violation of the letters executed by such affiliates, to instruct its transfer agent not to permit the transfer of any such shares and/or to take any other steps reasonably necessary to ensure compliance with ASR 135.

         3. Effective Time; Closing. The Merger shall become effective at the time and date of the occurrence of both (a) the filing of articles of merger with the Washington Secretary of State and (b) the filing of articles of merger with the Texas Secretary of State, or at such later time and date after such filings as may be provided in such articles of merger. As used herein, the term "Effective Time" shall mean the date and time when the Merger becomes effective which in no event shall occur before December 2,

1996. As used herein, the term "Effective Date" shall mean the day on which the Effective Time occurs. A closing (the "Closing") shall take place on or immediately prior to the Effective Date at the offices of Foster Pepper & Shefelman, 1111 Third Avenue, Suite 3400, Seattle, Washington, or at such other place as the parties hereto may mutually agree upon for the Closing to take place. "Closing Date" shall mean the date on which the Closing occurs.

         4. Representations and Warranties of Keystone Entities. Each of KH Partners and the Keystone Entities hereby jointly and severally represents and warrants to the WM Entities as follows:

                  4.1      Organization, Power, Good Standing, Etc.

                           (a)      KH Partners is a limited partnership duly
organized and validly existing under the laws of the State of Texas and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. KH Partners is a duly registered savings and loan holding company under HOLA. There has been no change in the provisions of the KH Partners partnership agreement dealing with equity distributions since before 1994.

                           (b)      Keystone Holdings is a corporation duly
organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. Keystone Holdings has previously delivered to WMI true and complete copies of its articles of incorporation and bylaws, each as currently in effect. Keystone Holdings has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Keystone Holdings is a duly registered savings and loan holding company under HOLA. To the knowledge of KH Partners and the Keystone Entities, OTS Order #92-66, dated February 28, 1992, which approves the acquisition by Keystone Holdings of an equity interest in Family SB in a Qualified Stock Issuance pursuant to Sections 10(a)(4) and 10(q) of HOLA and FDIC Order #92-98kk dated April 7, 1992,
Conditionally Granting Approval for Waiver of Cross-Guaranty, are, and at all times since their respective dates have been, in full force and effect. The Keystone Entities do not, directly or indirectly, or acting in concert with one or more other Persons, or through one or more subsidiaries, own, control, or hold with power to vote, or hold proxies representing more than 15 percent of the voting shares of Family SB.

                          (c)      New Holdings is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. New Holdings has previously delivered to WMI true and complete copies of its certificate of incorporation and bylaws, each as currently in effect. New Holdings has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. New Holdings is a duly registered savings and loan holding company under HOLA.

                           (d)      New Capital is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. New Capital has previously delivered to WMI true and complete copies of its certificate of incorporation and bylaws, each as currently in effect. New Capital has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. New Capital is a duly registered savings and loan holding company under HOLA.

                           (e)      NACH Inc. is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. NACH Inc. has previously delivered to WMI true and complete copies of its certificate of incorporation and bylaws, each as currently in effect. NACH Inc. has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. NACH Inc. is a duly registered savings and loan holding company under HOLA.

                      (f) American Savings Bank is a federally chartered stock savings association, duly organized, validly existing and in good standing under the laws of the United States and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. American Savings Bank has previously delivered to WMI true and complete copies of its charter and bylaws, each as currently in effect. American Savings Bank has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. American Savings Bank is a member in good standing of the FHLB of San Francisco and its deposits are insured by the SAIF to the fullest extent permitted by law. American Savings Bank has previously delivered or made available to WMI true and complete copies of all agreements and other documents relating to American Savings Bank's membership in, borrowings from or other financial arrangements with the FHLB of San Francisco. American Savings Bank is and at all times since December 28, 1988 has been, a qualified thrift lender pursuant to Section 10(m) of HOLA. American Savings Bank is a savings association of the type described in Section 10(c)(3)(B)(i) of HOLA.

                  4.2      Subsidiaries.

                           (a)      Except as disclosed on Disclosure
Schedule 4.2(a) and except for equity interests in other Keystone Entities, no Keystone Entity beneficially owns or controls, directly or indirectly, any shares of stock or other equity interest in any corporation, firm, partnership, joint venture or other entity.

                        (b) Disclosure Schedule 4.2(a) includes a list of each corporation, partnership, joint venture and other entity in which any Keystone Entity or any Keystone Entity Subsidiary beneficially owns or controls, directly or indirectly, more than a 9% equity interest (each, other than New West and its subsidiaries, Family SB and other entities specifically excluded pursuant to Disclosure Schedule 4.2(a), a "Keystone Entity Subsidiary"). Each investment shown on Disclosure Schedule 4.2(a) is a legal investment for a federal savings association or a unitary savings and loan holding company, as the case may be. Except as otherwise disclosed on Disclosure Schedule 4.2(a), a Keystone Entity owns, directly or indirectly through a wholly owned subsidiary, 100% of the capital stock, partnership interests, joint venture interests or other equity interests in each Keystone Entity Subsidiary. There is no federally-insured depository institution, other than American Savings Bank, New West and Family SB, in which any Keystone Entity owns or controls, directly or indirectly, more than a 9.9% equity interest. Except as disclosed in Disclosure
Schedule 4.2(a), neither any Keystone Entity nor any Keystone Entity Subsidiary is the general partner of any partnership or joint venture or is under any obligation of any sort to acquire any capital stock or other equity interest in any Person. There are no options, contracts, commitments, understandings or arrangements of any kind which might require the issuance, delivery or sale by any Keystone Entity or by any Keystone Entity Subsidiary of any additional equity interests or any securities convertible into or representing the right to purchase or subscribe for such equity interests, except for the Warrants or as otherwise described on Disclosure Schedule 4.2(b) (which, among other things, describes certain options with respect to a Keystone Entity which are held by another Keystone Entity) free and clear of any claim, lien, encumbrance, or agreement with respect thereto (including any agreements with respect to the voting of such shares). All of the shares of capital stock of each Keystone Entity Subsidiary that is a corporation are fully paid and nonassessable, and all such shares are owned directly by a Keystone Entity or a Keystone Entity Subsidiary as set forth on Disclosure Schedule 4.2(a). Each
Keystone Entity Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in each other jurisdiction in which its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on American Savings Bank. Each Keystone Entity Subsidiary that is a corporation has the corporate power to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

                      (c) KH Partners and the Keystone Entities have each previously delivered to, or made available for inspection by, WMI true and complete copies of all agreements to which it is a party or by which it or any of its assets may be bound, other than, in the case of American Savings Bank only, loans, credit facility agreements or accounts in the ordinary course at market rates and terms, with unaffiliated parties, (i) which relate to any ownership interest by any Keystone Entity or Keystone Entity Subsidiary of an equity interest in any partnership, joint venture, or similar enterprise, (ii) pursuant to which either any Keystone Entity or Keystone Entity Subsidiary may be required to transfer funds in respect of an equity interest to, make an investment in, or guarantee or assume any debt, dividend or other obligation of, any Person, or (iii) pursuant to which any of them are or may become an equity investor in a real estate project.

                        (d) KH Partners has no assets other than (i) 100% of the outstanding shares of Keystone Holdings, (ii) a note receivable in the amount of $25,000 as of May 31, 1996, and (iii) its interest in the Case.

                  4.3      Capitalization.

                           (a)      The authorized capital stock of Keystone
Holdings consists of 100,000 shares of Keystone Holdings Common Stock. As of the date hereof, 1,048.4483 shares of Keystone Holdings Common Stock are issued and outstanding. No shares of stock are held in Keystone Holdings' treasury. All of the issued and outstanding shares of Keystone Holdings Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Except as described in Disclosure Schedule 4.2(b) (which, among other things, describes certain options with respect to a Keystone Entity which are held by another Keystone Entity), there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings or arrangements of any kind which call for or might require the transfer, sale, delivery or issuance of any shares of Keystone Holdings' capital stock or other equity securities thereof or any securities representing the right to purchase or otherwise receive any shares of Keystone Holdings' capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares. There are no agreements or understandings to which KH Partners or any Keystone Entity is a party with respect to voting any shares of Keystone Holdings capital stock. All of the issued and outstanding shares of Keystone Holdings' capital stock are owned, beneficially and of record, by KH Partners, free and clear of any claim, security interest, lien or other encumbrance.

                           (b)      The authorized capital stock of New Holdings
consists of 100,000 shares of common stock, par value $0.10 per share ("New Holdings Common Stock"). As of the date hereof, 1,000 shares of New Holdings Common Stock are issued and outstanding. No shares of stock are held in New Holdings' treasury. All of the issued and outstanding shares of New Holdings Common Stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings or arrangements of any kind which call for or might require the transfer, sale, delivery or issuance of any shares of New Holdings' capital stock or other equity securities of New Holdings or any securities representing the right to purchase or otherwise receive any shares of New Holdings' capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares. There are no agreements or understandings to which KH Partners or any Keystone Entity is a party with respect to voting the shares of New Holdings Common Stock. All of the issued and outstanding shares of New Holdings' capital stock are owned, beneficially and of record, by Keystone Holdings, free and clear of any claim, security interest, lien or other encumbrance.

                           (c)      The authorized capital stock of New Capital
consists of 1,000,000 shares of common stock, par value $0.10 per share ("New Capital Common Stock") and 800,000 shares of Cumulative Redeemable Preferred Stock, par value $0.10 per share ("New Capital Preferred Stock"). As of the date hereof, 1,000 shares of New Capital Common Stock are issued and outstanding and 800,000 shares of New Capital Preferred Stock are issued and outstanding. No shares of stock are held in New Capital's treasury. All of the issued and outstanding shares of New Capital Common Stock and New Capital Preferred Stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings or arrangements of any kind which call for or might require the transfer, sale, delivery or issuance of any shares of New Capital's capital stock or other equity securities or any securities representing the right to purchase or otherwise receive any shares of New Capital's capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares. There are no agreements or understandings to which KH Partners or any Keystone Entity is a party with respect to voting any shares of New Capital Common Stock. All of the issued and outstanding shares of New Capital Common Stock are owned, beneficially and of record, by New Holdings, free and clear of any claim, security interest, lien or other encumbrance.

                           (d)      The authorized capital stock of NACH Inc.
consists of 8,400 shares of Class A common stock, without par value, 3,600 shares of Class B common stock, without par value, 3,000 shares of Class C common stock, without par value, and 1,000 shares of preferred stock, without par value. As of the date hereof, 7,000 shares of NACH Inc.'s Class A common stock are issued and outstanding. As of the date hereof, no shares of NACH Inc.'s Class B common stock, Class C common stock or preferred stock are issued and outstanding. No shares of stock are held in NACH Inc.'s treasury. All of the issued and outstanding shares of NACH Inc.'s Class A common stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Except for the Warrants, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings or arrangements of any kind which call for or might require the transfer, sale, delivery or issuance of any shares of NACH Inc.'s capital stock or other equity securities or any securities representing the right to purchase or otherwise receive any shares of NACH Inc.'s capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares. There are no agreements or understandings to which KH Partners or any Keystone Entity is a party with respect to voting any issued and outstanding shares of NACH Inc.'s Class A common stock. All of the issued and outstanding shares of NACH Inc.'s Class A common stock are owned, beneficially and of record, by New Capital, free and clear of any claim, security interest, lien or other encumbrance.

                           (e)      The authorized capital stock of American
Savings Bank consists of 1,000,000 shares of common stock, par value $1.00 per share ("American Savings Bank Common Stock") and 100,000 shares of Serial Preferred Stock Series A, par value $0.01 per share ("American Savings Bank Preferred Stock"), of which 10,000 shares of American Savings Bank Preferred Stock have been designated as Participating Preferred Stock Series A and authorized for issuance by the Board of Directors of American Savings Bank. As of the date hereof, 97,000 shares of American Savings Bank Common Stock are issued and outstanding and 3,503 shares of American Savings Bank Preferred Stock are issued and outstanding. No shares of stock are held in American Savings Bank's treasury. All of the issued and outstanding shares of American Savings Bank Common Stock and American Savings Bank Preferred Stock have been duly authorized, validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Except as set forth on Disclosure Schedule 4.2(b), there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings or arrangements of any kind which call for or might require the transfer, sale, delivery or issuance of any shares of American Savings Bank's capital stock or other equity securities or any securities representing the right to purchase or otherwise receive any shares of American Savings Bank's capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings to which KH Partners or any Keystone Entity is a party with respect to voting any of such shares. All of the issued and outstanding shares of American Savings Bank Common Stock are owned, beneficially and of record, by NACH Inc., free and clear of any claim, security interest, lien or other encumbrance. All of the issued and outstanding shares of American Savings Bank Preferred Stock are owned, beneficially and of record, by Keystone Holdings, free and clear of any claim, security interest, lien or other encumbrance.

                  4.4 Loan Portfolio. To the knowledge of KH Partners and the Keystone Entities:

                           (a)      All evidences of indebtedness reflected as
assets on the books and records of American Savings Bank ("Loans") were, as of March 31, 1996 and will be as of the Closing Date, in all respects legal, valid and binding obligations of the respective obligors named therein and no such indebtedness is subject to any defenses which have been or may be asserted, except for (i) defenses arising from applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and general principles of equity, and (ii) defenses advanced in defense of foreclosure or other realization proceedings which are in every case fact specific and which are not indicative of any pattern or practice by American Savings Bank or any employee thereof which might give rise to a meritorious class-action or other multi-party lawsuit.

                        (b) American Savings Bank has good title to and is the sole owner of record of each Loan or any participation interest therein shown as an asset on the books of American Savings Bank as of the date of this Agreement free of any lien, encumbrance or claim by any other person, except for Loans securing borrowings in the ordinary course (including borrowings with the FHLB of San Francisco) or Loans subject to repurchase obligations as set forth herein.

                       (c)      Except as disclosed on Disclosure
Schedule 4.4(c), all Loans in a principal amount in excess of $100,000 reflected as assets in American Savings Bank's Financial Statements as of March 31, 1996 that are primarily secured by an interest in real property are secured by a valid and perfected first lien.

                      (d) All Loans with a principal balance in excess of $1,000,000 as of March 31, 1996 which are either unsecured or secured by property other than 1-4 family residences are listed on Disclosure Schedule 4.4(d), which indicates, for each such Loan, the Loan number, the borrower's name and the unpaid balance as of March 31, 1996.

                      (e) Except as disclosed on Disclosure Schedule 4.4(e), no Loan, all or any part of which is an asset of American Savings Bank was, as of March 31, 1996, more than 30 days past due.

                      (f) Except for (i) Loans acquired from the FSLIC as receiver (the "Receiver") for Old American, in the acquisition by American Savings Bank of Old American on December 28, 1988 (the "1988 Acquisition"), (ii) Loans purchased from other third parties or (iii) as otherwise disclosed on Disclosure Schedule 4.4(f), each outstanding Loan or commitment to extend credit was solicited and originated and is administered in accordance with the relevant loan documents, American Savings Bank's then applicable underwriting standards and in material compliance with all applicable requirements of federal, state and local laws and regulations. All Loans acquired from the Receiver in the 1988 Acquisition or purchased from other third parties, have, since their acquisition by American Savings Bank, been administered in accordance with American Savings Bank's normal loan servicing practices as from time to time in effect and, except for claims relating to such Loans disclosed on Disclosure Schedule 4.12, no borrower or obligor on any such Loan has alleged that they were originated or administered in violation of any requirement of applicable federal, state, or local laws.

                           (g)      Except as disclosed on Disclosure
Schedule 4.4(g), none of the agreements pursuant to which American Savings Bank has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

                           (h)      Disclosure Schedule 4.4(h) sets forth, as of
March 31, 1996, as to each participation purchased, the total loan balance, the percentage of interest purchased, the identity of the seller and an indication of whether or not there are any put-back rights or indemnifications and whether the percentage of interest purchased by American Savings Bank is superior to the percentage of interest retained by the seller; provided, however, that as to 1-to-4 family residential loans, such information is provided by loan package sold instead of by individual loans.

                           (i)      (a) Disclosure Schedule 4.4(i)(a) sets forth
all Loans by American Savings Bank to executive officers (as such term is defined in Regulation O) of American Savings Bank; (b) there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the loan was made; and (c) except as listed on Disclosure Schedule 4.4(i)(c), all such loans are and were made in compliance with all applicable federal laws and regulations.

                        (j) All Loans which are assets of American Savings Bank have been classified in accordance with the American Savings Bank Loan classification policy, a copy of which has been provided to WMI.

                        (k) All Commercial Real Estate Loans were originated in conformity with American Savings Bank's then-applicable environmental policy, except for such Loans as were acquired from the Receiver in the 1988 Acquisition, and such Loans as were purchased from other third parties. Loans acquired from the Receiver in the 1988 Acquisition, and Loans purchased from other third parties have been serviced in accordance with the American Bank Environmental Policy and, except as disclosed on Disclosure
Schedule 4.4(k), KH Partners and the Keystone Entities have no knowledge of any environmental contamination issues raised by or with respect to the properties securing Loans acquired from the Receiver in the 1988 Acquisition. Pursuant to the terms and subject to the conditions contained in certain of the FRF Agreements, American Savings Bank is entitled to receive certain federal assistance payments with respect to Loans acquired from the Receiver in the 1988 Acquisition that were secured by properties affected by certain specified environmental conditions.

                        (l) Except for Loans acquired from the Receiver in the 1988 Acquisition and Loans purchased from other third parties, (i) each Loan outstanding to an individual who is known to American Savings Bank to be an individual who is not a resident of the United States was originated by American Savings Bank in accordance with its Lending/Mortgage Origination Policy (Income Property Lending - Foreign Borrowers), a copy of which has been provided to WMI, and (ii) there are no Loans to a corporation or other entity headquartered outside of the United States. There are no commitments outstanding to nonresident individuals or entities to make loans or advances which, when made, would not be in compliance with the preceding sentence.

                        (m) Except as shown on Disclosure Schedule 4.4(m), as of March 31, 1996, American Savings Bank has no outstanding commitments, including outstanding letters of credit and unfunded agreements to lend, in excess of $500,000 for other than one-to-four family residential loans.

                  4.5      Reports.

                           (a)      Each Keystone Entity has duly filed with the
FDIC and the OTS, in correct form in all material respects, the monthly, quarterly, semiannual and annual reports required to be filed by it under applicable law and regulations for all periods subsequent to December 31, 1992. The Keystone Entities have previously delivered or made available to WMI accurate and complete copies of such reports. At no time since January 1, 1989, has any Keystone Entity had outstanding any securities registered under Section 12(b) or required to be registered under Section 12(g) of the Securities Exchange Act.

                        (b) The Keystone Entities have previously delivered or made available to WMI accurate and complete copies of (1) the Private Placement Memorandum dated October 1991, and the final Offering Circular dated March 16, 1995 relating to the Senior Notes (the "Senior Note Circulars"), (2) the final Offering Circular dated February 5, 1996 relating to the 6 5/8% Subordinated Notes due February 15, 2006 issued by American Savings Bank (the "Subordinated Note Circular"), (3) the final Offering Circular dated July 28, 1995 relating to the New Capital Preferred Stock (the "Preferred Stock Circular" and, together with the Senior Note Circulars and the Subordinated Note Circulars, the "Offering Circulars") and (4) the Note Purchase Agreement dated September 10, 1993 and each other written communication (other than general advertising materials) mailed by any Keystone Entity to the holders of the Senior Notes, the Subordinated Notes or the New Capital Preferred Stock (the "Securityholder Communications"). None of the Offering Circulars, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that with respect to the Preferred Stock Circular, no representation is made concerning
(v) the terms of the Deferred Payments Agreement dated as of August 1, 1995 or other arrangements between Merrill Lynch Capital Services, Inc. and NA Preferred Partners, L.P., Acadia Partners, L.P. and Lerner Enterprises Limited Partnership relating to the sale of the Preferred Stock referred to therein; (w) the financial condition or results of operations of New Capital for any period subsequent to March 31, 1995; (x) management of New Capital; (y) compensation of executive officers and directors of New Capital or (z) the federal income tax consequences of an investment in the New Capital Preferred Stock. WMI acknowledges that each of the Offering Circulars states that it is not to be relied upon as the sole basis for making an investment decision in the related securities, and that the circumstances under which the statements in the
Offering Circulars were made include, among other things, the fact that prospective investors were required to rely upon their own independent investigation of New Capital or American Savings Bank, as the case may be, and the terms of the related securities and their offering. None of the Securityholder Communications, as of their respective dates, contained an untrue statement of a material fact.

                  4.6      Authority.

                       (a) KH Partners has requisite partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly approved by all necessary partnership action. This Agreement has been duly and validly executed and delivered by KH Partners and, assuming the due authorization, execution and delivery thereof by the WM Entities, constitutes the valid and binding obligation of KH Partners, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws relating to creditors' rights generally and to general principles of equity.

                        (b) Keystone Holdings has requisite corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Keystone Holdings. Keystone Holdings has obtained all stockholder approvals, if any, required under its articles, bylaws or applicable law for the execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby or thereby. No other corporate proceedings on the part of Keystone Holdings are necessary to authorize this Agreement or the Plan of Merger or the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by Keystone Holdings and, assuming the due authorization, execution and delivery thereof by the WM Entities, constitutes a valid and binding obligation of Keystone Holdings, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws relating to creditors' rights generally and to general principles of equity.

                           (c)      Each of New Holdings, New Capital, NACH Inc.
and American Savings Bank has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of New Holdings, New Capital, NACH Inc. and American Savings Bank and the consummation by each of the transactions contemplated hereby have been duly and validly approved by its respective Board of Directors. Each of New Holdings, New Capital, NACH Inc. and American Savings Bank has obtained all stockholder approvals, if any, required by its articles, charter or bylaws or under applicable law to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of any of New Holdings, New Capital, NACH Inc. or American Savings Bank are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of New Holdings, New Capital, NACH Inc. and American Savings Bank and, assuming due authorization, execution and delivery thereof by the WM Entities, constitutes a valid and binding obligation of each of New Holdings, New Capital, NACH Inc. and American Savings Bank, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws relating to creditors' rights generally, to general principles of equity and, in the case of American Savings Bank, applicable receivership and conservatorship laws.

                  4.7      No Violation.

                           (a)      Neither the execution and delivery of this
Agreement by KH Partners and the Keystone Entities or the Plan of Merger by Keystone Holdings nor the consummation of the transactions contemplated hereby and thereby, nor compliance by KH Partners and the Keystone Entities with any of the terms or provisions hereof or thereof, will (i) violate any provision of the partnership agreement of KH Partners or the articles, charter or bylaws of any Keystone Entity, (ii) assuming the consents and approvals referred to in Section
9.1 hereof are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to KH Partners, any

Keystone Entity or any Keystone Entity Subsidiary, or any of its respective properties or assets, or (iii) except for the agreements listed on Disclosure
Schedule 4.7(a), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require any consent or notice under, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of KH Partners, any Keystone Entity or any Keystone Entity Subsidiary, under any of the terms, conditions or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which KH Partners, any Keystone Entity or any Keystone Entity Subsidiary is a party, or by which it or any of its properties or assets may be bound or affected. The parties agree that the phrase "transactions contemplated herein" and words of similar import used in this Agreement shall not be deemed to include the Liquidations and the Bank Merger.

                        (b) If WMI determines, after the Effective Time, to liquidate (by statutory merger) each of New Holdings, New Capital and NACH Inc. (the "Liquidations") and, after the Liquidations, to merge American Savings Bank with WM Bank or WMBfsb (the "Bank Merger"), neither the Liquidations nor the Bank Merger will, to the knowledge of KH Partners and the Keystone Entities, (i) violate any provision of the articles, charter or bylaws of any Keystone Entity,
(ii) assuming that WMI obtains the necessary consents and approvals from applicable regulatory authorities and the FDIC under the FRF Agreements, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to any Keystone Entity or any Keystone Entity Subsidiary, or any of its respective properties or assets, or (iii) except for the agreements listed on Disclosure Schedule 4.7(b) or as would not have a Material Adverse Effect on KH Partners and the Keystone Entities taken as a whole, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, require any consent or notice under, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of any Keystone Entity or any Keystone Entity Subsidiary, under any of the terms, conditions or provisions of any note, bond, mortgage indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Keystone Entity or any Keystone Entity Subsidiary is a party, or by which it or any of its properties or assets may be bound or affected.

                  4.8 Consents and Approvals. Except for (i) consents and approvals of or filings, deliveries or registrations with the OTS, the FRF, the FDIC, the Director, the Washington Secretary of State, the Texas Secretary of State, the FTC, the SEC, the United States Department of Justice (the "Justice Department"), or other applicable governmental authorities and
(ii) the consents, approvals, filings or registrations required with respect to the agreements set forth on Disclosure Schedule 4.7(a), 4.7(b) or 4.23, no consents or approvals of or filings or registrations with any third party or public body or authority are necessary in connection with the execution and delivery of this Agreement by the Keystone Entities and KH Partners and the consummation by the Keystone Entities and KH Partners of the transactions contemplated hereby.

                  4.9      Financial Statements.

                       (a) The Keystone Entities have previously delivered or made available to WMI copies of (i) the consolidated statements of financial condition of each Keystone Entity as of December 31, in each of the three fiscal years 1993, 1994 and 1995, and the related consolidated statements of income, statements of stockholders' equity and statements of cash flows for each of the three-year periods ending, respectively, on December 31, 1993, 1994 and 1995, in each case accompanied by the audit reports of KPMG (the "Keystone 1993, 1994 and 1995 Financial Statements," respectively); and (ii) the unaudited consolidated balance sheet of each Keystone Entity as of March 31, 1996 and the related unaudited consolidated statements of income and statements of cash flows for the three-month period then ended (the "Keystone March 1996 Financial Statements"). The Keystone 1993, 1994 and 1995 Financial Statements and the Keystone March 1996 Financial Statements are sometimes herein referred to collectively as the Keystone Financial Statements. The consolidated statements of condition of each Keystone Entity referred to herein (including the related notes) fairly present in all material respects, using generally accepted accounting principles consistently applied, the consolidated financial position of such Keystone Entity as of the respective dates set forth therein, and the other financial statements referred to herein (including the related notes) fairly present in all material respects, using generally accepted accounting principles consistently applied, the results of the consolidated operations and changes in stockholders' equity and cash flows of such Keystone Entity for the respective fiscal periods or as of the respective dates set forth therein, except that interim unaudited financial statements are subject to normal adjustments.

                           (b)      Each of the Keystone Financial Statements
(including the related notes) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as indicated in the notes thereto). To the knowledge of KH Partners and the Keystone Entities, the books and records of each Keystone Entity have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements, using generally accepted accounting principles consistently applied, and reflect only actual transactions.

                  4.10  Brokerage.  Except as disclosed on  Disclosure  Schedule
4.10 (which fees shall be payable by one or more of the Keystone Entities), there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of KH Partners, any Keystone Entity or any Keystone Entity Subsidiary in connection with the transactions contemplated by this Agreement.

                  4.11 Absence of Certain Changes or Events. There has not been any Material Adverse Change with respect to any of the Keystone Entities, from that described in the Keystone March 1996 Financial Statements (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including, without limitation changes in law or regulation, and changes in generally accepted accounting principles or interpretations thereof).

                  4.12 Litigation, Etc. As of June 30, 1996, except as disclosed on Disclosure Schedule 4.12 or 4.14(c), there is no action, suit, claim, inquiry, proceeding or, to the knowledge of KH Partners or any Keystone Entity, investigation (other than condemnation or unlawful detainer actions and routine bankruptcy matters involving Loans and the properties securing Loans) before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of KH Partners or any Keystone Entity, threatened against any Keystone Entity or any Keystone Entity Subsidiary which would reasonably be expected to result in any liabilities, including defense costs, in excess of $100,000. Except as disclosed on Disclosure Schedule 4.12 or 4.14(c), neither any Keystone Entity nor any Keystone Entity Subsidiary is in default with respect to any orders, judgments or decrees that in the aggregate require payment of more than $100,000.

                  4.13     Taxes, Payments in Lieu of Taxes and Tax Returns.

                           (a)      Except as disclosed in Disclosure Schedule
4.13, (i) the amounts set up as provisions for taxes on the Keystone 1995 Financial Statements are sufficient for all material accrued and unpaid federal, state, county and local taxes, interest and penalties of all corporations which were or should have been included in the Keystone Holdings consolidated federal income tax return, whether or not disputed, for the period ended December 31, 1995 and for all fiscal periods prior thereto; and (ii) the amounts stated as provisions for payments in lieu of taxes in Note 18 of the 1995 financial statements of American Savings Bank are sufficient for all material accrued and unpaid amounts owed to the

FRF, whether or not disputed, with respect to the period ended December 31, 1995 and for all fiscal periods prior thereto. The federal income tax returns for all corporations which were or should have been included in the Keystone Holdings consolidated federal income tax return for the fiscal years ending in 1992, 1993, 1994 and 1995 are the only such federal income tax returns open under the statute of limitations provisions of the Code. With respect to California franchise tax matters, franchise tax returns for American Savings Bank and the subsidiaries of American Savings Bank for the income years ended December 31, 1988, 1989, 1990, 1992, 1993, 1994 and 1995 are open under the statute of limitations provisions of the Revenue and Tax Code of the State of California. Complete and correct copies of the income tax returns for all corporations which were or should have been included in the Keystone Holdings consolidated federal income tax return for the three fiscal years ending December 31, 1992, 1993 and 1994, as filed with the Internal Revenue Service and all state and local taxing authorities, together with all related correspondence and notices, have previously been delivered or made available to WMI.

                           (b)      Each of the corporations which was or should
have been included in the Keystone Holdings consolidated federal income tax return has timely and correctly filed all federal income tax returns and reports (collectively, "Federal Income Tax Returns") required by applicable law to be filed (including, without limitation, estimated tax returns or income tax returns), except to the extent that the failure to timely or correctly file such Federal Income Tax Returns does not, when aggregated with all failures to timely or correctly file all Other Returns (as hereinafter defined), result in aggregate penalties or assessments of more than $5.0 million, and has paid all taxes, charges and withholdings shown by such Federal Income Tax Returns to be owed, or which are otherwise due and payable and to the extent any material liabilities for such Taxes have not been fully discharged, full and complete reserves have been established on the Keystone 1995 Financial Statements.

                        (c) Each Keystone Entity and each Keystone Entity Subsidiary (excluding any subsidiaries of New West) has timely and correctly filed all federal, state, county and local tax returns and reports other than Federal Income Tax Returns (collectively, "Other Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns), or required by contractual provisions (including, without limitation, reports to the FDIC), except to the extent that the failure to timely or correctly file such Other Returns does not result in aggregate penalties or assessments, when combined with such penalties relating to Federal Income Tax Returns, of more than $5.0 million, and has  paid  all  taxes,  payments  in  lieu of  taxes,  levies,  license  and registration fees, charges and withholdings of any nature whatsoever (hereinafter called "Taxes") shown by such Other Returns to be owed, or which are otherwise due and payable and to the extent any material liabilities therefor have not been fully discharged, full and complete reserves have been established on the Keystone 1995 Financial Statements.

                           (d)      No entity which was or should have been
included in the Keystone Holdings consolidated federal income tax return is in default in the payment of any federal income taxes or Taxes due or payable or any assessments received in respect thereof except for those which are being contested in good faith. No additional assessments of federal income taxes or Taxes are known to KH Partners or the Keystone Entities to be proposed, pending or threatened, other than federal income taxes or Taxes for periods for which returns are not yet filed.

                           (e)      No Keystone Entity or Keystone Entity
Subsidiary has filed a consent to the application of Section 341(f) of the Code.

                         (f)      Keystone Holdings is not an investment company
as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  4.14     Employees; Employee Benefit Plans.

                       (a) To the knowledge of KH Partners or the Keystone Entities, (A) except as set forth in Disclosure Schedule 4.14(a)(i) neither KH Partners, any Keystone Entity nor any Keystone Entity Subsidiary is a party to or bound by any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any (x) consultants receiving in excess of $50,000 annually or (y) employees and, (B) except as provided under the Benefit Plans (as defined below) set forth in Disclosure Schedule 4.14(a)(ii) and other agreements or arrangements set forth in Disclosure
Schedule 4.14(a)(ii), consummation of the transactions contemplated by this Agreement and the Plan of Merger will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from any Keystone Entity or any Keystone Entity Subsidiary to any officer or employee thereof. The Keystone Entities have previously delivered or made available to WMI true and complete copies of all consulting agreements calling for payments in excess of $50,000 annually and employment, and deferred compensation agreements that are in writing, to which any Keystone Entity or any Keystone Entity Subsidiary is a party.

                           (b)      Except as set forth on Disclosure Schedule
4.14(b) no employee of any Keystone Entity or any Keystone Entity

Subsidiary received aggregate remuneration (bonus, salary and commissions) in excess of $200,000 for 1995 or would reasonably be expected to receive aggregate remuneration (excluding severance or other payments which, pursuant to an agreement or arrangement set forth on Disclosure Schedule 4.14(a)(ii), are made as a result of consummation of the transactions contemplated by this Agreement and the Plan of Merger, either alone or upon the occurrence of any additional acts or events) in excess of $200,000 in 1996.

                           (c)      Except as disclosed on Disclosure
Schedule 4.14(c), as of the date of this Agreement, there are not, and have not been at any time since January 1, 1994, any actions, suits, claims or proceedings before any court, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority (which in any case have been served on KH Partners, any Keystone Entity or any Keystone Entity Subsidiary) pending or, to the best of KH Partners' and the Keystone Entities' knowledge, threatened by any employees, former employees or other persons relating to the employment practices or activities of any Keystone Entity or any Keystone Entity Subsidiary (except for actions which have subsequently been resolved). Neither any Keystone Entity nor any Keystone Entity Subsidiary is a party to any collective bargaining agreement, and no union organization efforts are pending or, to the best of KH Partners' and the Keystone Entities' knowledge, threatened nor have any occurred during the last three years.

                           (d)      The Keystone Entities have made available to
WMI true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials.

                           (e)      Except as disclosed on Disclosure Schedule
4.14(e), KH Partners and the Keystone Entities represent and warrant as follows:

                               (i)    All employee benefit plans, as defined in
Section 3(3) of ERISA, and any other pension, bonus, deferred compensation, stock bonus, stock purchase, post-retirement medical, hospitalization, health and other employee benefit plan, program or arrangement under which any Keystone Entity or any Keystone Entity Subsidiary has any obligation or liability to any employee or former employee (the "Benefit Plans") are set forth on Disclosure
Schedule 4.14(e)(i). All Benefit Plans that are subject to the funding requirements in Title I, Subtitle B, Part 3 of ERISA or Section 412 of the Code, are in compliance with such funding standards, and no waiver or variance from such funding requirements has been obtained or applied for under Section 412(d) of the Code. None of the Benefit Plans is subject to Title IV of ERISA or is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

                              (ii)    In all material respects, the terms of the
Benefit Plans are, and the Benefit Plans have been administered, in accordance with the requirements of ERISA, the Code, applicable law and the respective plan documents. None of the Benefit Plans is under audit or to the knowledge of the Keystone Entities is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor or any other federal or state governmental agency. All material reports and information required to be filed with, or provided to, the U.S. Department of Labor, Internal Revenue Service, the PBGC and plan participants and beneficiaries with respect to each Benefit Plan have been timely filed or provided. With respect to each Benefit Plan for which an annual report has been filed, to the knowledge of KH Partners and the Keystone Entities, no material change has occurred with respect to the matters covered by the most recent annual report since the date thereof.

                                   (iii)    Each of the Benefit Plans which is
intended to be "qualified" within the meanings of Section 401(a) of the Code is so qualified and has been the subject of a determination letter from the Internal Revenue Service to the effect that each such Plan is qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code.

                               (iv)    Prior to the Closing, KH Partners and the
Keystone Entities shall deliver or make available to WMI complete and correct copies (if any) of (w) the most recent Internal Revenue Service determination letter relating to each Benefit Plan intended to be tax qualified under Section 401(a) and 501(a) of the Code, (x) the most recent annual report (Form 5500 Series) and accompanying schedules of each Benefit Plan, filed with the Internal Revenue Service or an explanation of why such annual report is not required, (y) the most current summary plan description for each Benefit Plan, and (z) the most recent audited financial statements of each Benefit Plan.

                                  (v)    With respect to each Benefit Plan, all
contributions, premiums or other payments due or required to be made to such plans as of the Effective Time have been or will be made prior to the Effective Time.

                                (vi)    To the knowledge of KH Partners and the
Keystone Entities, there are not now, nor have there been, any non-exempt "prohibited transactions", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving any Keystone Entity or any Keystone Entity Subsidiary, or any officer, director or employee thereof, with respect to the Benefit Plans that could subject any Keystone Entity or any Keystone Entity Subsidiary or, to the knowledge of KH Partners and the Keystone

Entities,  any other  party-in-interest  to the  penalty  or tax  imposed  under
Section 502(i) of ERISA and Section 4975 of the Code.

                                (vii)    No claim, lawsuit, arbitration or other
action has been instituted, asserted (and no such lawsuit has been served on any Keystone Entity or any Keystone Entity Subsidiary) or, to the best of KH Partners' and the Keystone Entities' knowledge, threatened by or on behalf of such Benefit Plan or by any employee alleging a breach of fiduciary duty or violations of other applicable state or federal law with respect to such Benefit Plans, which could result in liability on the part of any Keystone Entity, any Keystone Entity Subsidiary or a Benefit Plan under ERISA or any other law, nor is there any known basis for successful prosecution of such a claim, and WMI will be notified promptly in writing of any such threatened or pending claim arising between the date hereof and the Closing.

                                (viii)    No Benefit Plan which is an "employee
welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as may be required by COBRA, nor does any Keystone Entity or any Keystone Entity Subsidiary have any material current or projected liability under any such plans (such disclosure being made in accordance with the principles of Financial Accounting Standard No. 106 of the Financial Accounting Standards Board).

                                 (ix)    Except for (y) the plan adopted by the
American Savings Bank Board of Directors on March 26, 1996 and reaffirmed with amendments on June 6, 1996, and (z) the American Savings Bank Special Severance Protection Program (as of January 1, 1994), copies of which have been provided to WMI, the Keystone Entities and the Keystone Entity Subsidiaries have not maintained or contributed to, and do not currently maintain or contribute to, any severance pay plan.

                               (x)    Except as disclosed on Disclosure Schedule
4.14(a)(ii), no individual will accrue or receive any additional benefits, service, or accelerated rights to payment or vesting of benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                                  (xi)    The Keystone Entities will obtain the
requisite stockholder approval, in accordance with Section 280G(b)(5)(B) of the Code, prior to the Effective Time, of all payments to be made to individuals under any Benefit Plan or otherwise as a result of the transactions contemplated by this Agreement which would, without such approval, have constituted a "parachute payment" as defined in Section 280G(b)(2) of the Code.

                           (f)      Disclosure Schedule 4.14(f) is a complete
listing of all individual agreements with employees which provide for the possibility of bonus payments in the event of a change of control (the "Change of Control Agreements").

                           (g)      The termination and distribution of American
Savings Bank's defined benefit plan was done in accordance with all applicable laws and regulations. An Internal Revenue Service letter of determination has been requested by American Savings Bank and American Savings Bank has no reason to believe it will not be issued in due course. Except for surplus trust assets in the amount of approximately $1.3 million, all distributions have been made and there are no employees (present or former) or retirees that are owed any benefits under such terminated plan that have not been remitted in accordance with all applicable laws and regulations. There are no outstanding obligations or liabilities relating to the winding up of such plan.

                  4.15     Compliance With Applicable Law.

                           (a)      Each Keystone Entity and Keystone Entity
Subsidiary holds all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of its respective business and such Permits are in full force and effect, and each Keystone Entity and Keystone Entity Subsidiary is in all respects complying therewith except in each case where such failure to hold any Permit or to comply with any Permit would not have a Material Adverse Effect on the Keystone Entities.

                           (b)      Each Keystone Entity and Keystone Entity
Subsidiary is and for the past three years has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which is not reasonably likely to have in the aggregate a Material Adverse Effect on any of the Keystone Entities.

                  4.16 Contracts and Agreements. To the knowledge of KH Partners and the Keystone Entities, (i) except (A) with respect to deposits or other borrowings in the ordinary course, (B) leases of and contracts relating to interests in real property, (C) contracts, agreements, commitments or instruments relating to loan servicing, insurance, tax or utility matters or the employment or retention of (or compensation or other benefits payable with respect to) employees or consultants (including attorneys and accountants, (D) the FRF Agreements, the Senior Notes, the Subordinated Notes, the New Capital Preferred Stock and the American Savings Bank Preferred Stock, (E) commitments, contracts, agreements or other instruments which are terminable by the

Keystone Entities or a Keystone Entity Subsidiary upon notice of not more than 90 days, and (F) as otherwise disclosed on Disclosure Schedule 4.16(i), neither any Keystone Entity nor any Keystone Entity Subsidiary is a party to or bound by any existing commitment, contract, agreement or other instrument which involved payments by any Keystone Entity or any Keystone Entity Subsidiary to any party (other than a Keystone Entity or a Keystone Entity Subsidiary) during 1995 of more than $750,000 or which could reasonably be expected to involve payments during 1996 of more than $750,000; and (ii) except as set forth on Disclosure
Schedule 4.16(ii), no commitment, contract, agreement or other instrument to which any Keystone Entity or any Keystone Entity Subsidiary is a party or by which it is bound, limits the freedom of any Keystone Entity or any Keystone Entity Subsidiary to compete in any line of business, in any geographic area, or with any Person.

                  4.17     Affiliate Transactions.

                           (a)      To the knowledge of KH Partners and the
Keystone Entities and except as disclosed in Disclosure Schedule 4.17, since July 31, 1994, neither any Keystone Entity nor any Keystone Entity Subsidiary has engaged in, or is currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to a Keystone Entity or a Keystone Entity Subsidiary of $60,000 or more during any consecutive 12 month period other than transactions between or among Keystone Entities or Keystone Entity Subsidiaries which are not in violation of Sections 23A and 23B of the Federal Reserve Act.

                        (b) For purposes of this Section 4.17, "Affiliated Person" means:

                              (i)    a director, executive officer or
Controlling Person (as defined below) of any Keystone Entity;

                             (ii)    a spouse of a director, executive officer
or Controlling Person of any Keystone Entity;

                             (iii)    a member of the immediate family of a
director, executive officer, or Controlling Person of any Keystone
Entity who has the same home as such person;

                             (iv)    any company (other than a Keystone Entity)
of which a director, executive officer or Controlling Person of any Keystone Entity directly or indirectly, or acting through or in concert with one or more persons, (v) owns, controls or has the power to vote 25% or more of any class of voting securities of the company; (w) controls in any manner the election of a majority of the directors of the company; (x) has the power to exercise a controlling influence over the management or policies of the company; (y) is an executive officer or director of the company and owns, controls or has the power to vote more than 10% of any class of voting securities of the company; or (z) owns, controls or has the power to vote more than 10% of any class of voting securities of the company and no other person owns, controls or has the power to vote a greater percentage of that class of voting securities;

                                (v)    any trust or estate in which a director,
executive officer, or Controlling Person of any Keystone Entity or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity.

                           (c)      For purposes of this Section 4.17 the term
"Controlling Person" means any person or entity which, either, directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock of any entity.

                           (d)      For purposes of this Section 4.17, the term
"director"  means any  director,  trustee,  or other person  performing  similar
functions   with   respect  to  any   organization   whether   incorporated   or
unincorporated.

                           (e)      For purposes of this Section 4.17, the term
"executive officer" means the chief executive officer, the president, any executive vice president, and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

                           (f)      For purposes of this Section 4.17, the term
"company" means any corporation, partnership, trust (business or otherwise), association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or any other form of business entity other than a Keystone Entity.

                  4.18     Title to Property.

                           (a)      Real Property.  Disclosure Schedule 4.18(a)
contains a description of all interests in real property (other than real property security interests received in the ordinary course of business or real property acquired through foreclosure or deed in lieu thereof or other realization proceedings ("REO")), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which any Keystone Entity or Keystone Entity Subsidiary has or claims an interest as of the date of this Agreement and any guarantees of any such leases by any of such parties. True and complete copies of such leases have previously been delivered or made available to WMI, together with all amendments, modifications, agreements or other writings related thereto which are in the possession of any Keystone Entity or any Keystone Entity Subsidiary. Except as disclosed on Disclosure Schedule 4.18(a), to the knowledge of the Keystone Entities and the Keystone Entity Subsidiaries, each such lease is valid and binding as between a Keystone Entity or a Keystone Entity Subsidiary and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever (except as otherwise disclosed on Disclosure Schedule 4.18(a)) and quietly enjoys the premises provided for therein. Except as disclosed on Disclosure Schedule 4.18(a), to the knowledge of KH Partners and the Keystone Entities, each Keystone Entity and Keystone Entity Subsidiary has owner's policies of title insurance insuring it to be the owner of all real property owned by it on the date of this Agreement, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where such real property is located, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of each Keystone Entity and each Keystone Entity Subsidiary are in substantially good condition and repair.

                       (b) Environmental Matters. Except as set forth on Disclosure Schedule 4.18(b), to the knowledge of KH Partners and the Keystone Entities, real property owned or leased by any Keystone Entity or any Keystone Entity Subsidiary on the date of this Agreement does not contain any underground storage tanks, asbestos, ureaformaldehyde, uncontained polychlorinated biphenyls, or, except for materials which are ordinarily used in office buildings and office equipment such as janitorial supplies and do not give rise to financial liability therefor under the hereafter defined Environmental Laws, releases of hazardous substances as such terms may be defined by all applicable federal, state or local environmental protection laws and regulations ("Environmental Laws"). As of the date of this Agreement (i) no part of any such real property has been listed, or to the knowledge of KH Partners and the Keystone Entities, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or on a registry or inventory of inactive hazardous waste sites maintained by any state, and, (ii) except as set forth on Disclosure Schedule 4.18(b), no notices have been received alleging that any Keystone Entity or any Keystone Entity Subsidiary is a potentially responsible person under CERCLA or any similar statute, rule or regulation. Neither any Keystone Entity nor any Keystone Entity Subsidiary knows of any violation of law, regulation, ordinance

(including, without limitation, laws, regulations and ordinances with respect to hazardous waste, zoning, environmental, city planning or other similar matters) relating to its respective properties, which violations could have in the aggregate a Materially Adverse Effect on any Keystone Entity.

                           (c)      Personal Property.  To the knowledge of KH
Partners and the Keystone Entities, American Savings Bank has good, valid and marketable title to all tangible personal property owned by it on the date hereof, free and clear of all liens, pledges, charges or encumbrances of any nature whatsoever except as disclosed on Disclosure Schedule 4.18(c). With respect to personal property used in the business of American Savings Bank which is leased rather than owned, American Savings Bank is not in default under the terms of any such lease the loss of which would have a Material Adverse Effect on American Savings Bank.

                           (d)      Repurchase Agreements.  With respect to each
repurchase agreement where American Savings Bank is the purchaser of the securities, the value of the collateral securing each such repurchase obligation equals or exceeds the amount of the debt secured by the collateral under such agreement and such collateral is held by American Savings Bank or a party other than the repurchaser pursuant to an agreement substantially in the form of the standard PSA agreement.

                  4.19 Patents, Trademarks, Etc. American Savings Bank owns or possesses all legal rights to use all proprietary rights, including without limitation all trademarks, trade names, service marks and copyrights, that are material to the conduct of American Savings Bank's existing and proposed businesses. Except for the agreements listed on Disclosure Schedule 4.19, American Savings Bank is not bound by or a party to any options, licenses or agreements of any kind with respect to any trademarks, service marks or trade names which American Savings Bank claims to own. None of KH Partners or any Keystone Entity has received any communications alleging that American Savings Bank has violated or would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

                  4.20 Insurance. Disclosure Schedule 4.20 contains a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force on the date hereof with respect to the business and assets of the Keystone Entities (other than insurance policies under which any Keystone Entity is named as a loss payee, insured or additional insured as a result of its position as a secured lender on specific Loans and mortgage insurance policies on specific Loans). The Keystone Entities are in compliance with all of the material provisions of their insurance policies and are not in default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except as set forth on Disclosure
Schedule 4.20, a Keystone Entity is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid.

                  4.21 Powers of Attorney. Neither any Keystone Entity nor any Keystone Entity Subsidiary has any powers of attorney outstanding other than those issued pursuant to the requirements of regulatory authority or in the ordinary course of business with respect to routine matters.

                  4.22 Community Reinvestment Act Compliance. Except as disclosed on Disclosure Schedule 4.22, American Savings Bank is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, "CRA") and has received a CRA rating of "outstanding" from the OTS in its most recent exam, and neither KH Partners nor any Keystone Entity has knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in American Savings Bank failing to be in substantial compliance with such provisions or having its current rating lowered.

                  4.23 Agreements with the FRF. Disclosure Schedule 4.23 contains a true and complete list of all of the currently applicable agreements between the Keystone Entities and the FRF arising from the 1988 Acquisition. Except as disclosed on Disclosure Schedule 4.23, such agreements (hereinafter the "FRF Agreements") are all in full force and effect and none of the Keystone Entities is aware of (a) the existence of any event of default or breach by any Keystone Entity or (b) any event or set of circumstances which, with the passage of time, will constitute such a default or breach by any Keystone Entity under any provisions thereof. All monies due to the FDIC or the FRF pursuant to the terms of the FRF Agreements (other than pursuant to the FRF Warrant Agreement) have been paid for all time periods through (i) June 30, 1993 (in the case of certain loans sold prior to December 28, 1988 that New West is obligated to repurchase in certain events, as managed by American Savings Bank pursuant to the FRF Agreements); (ii) June 30, 1994 in all other cases, and (iii) to the best of KH Partners' knowledge through December 31, 1995. The "Guaranteed Minimum Amount" as defined in the Assistance Agreement, as modified by the July 21, 1992 Settlement Agreement, has been paid to New West for the benefit of the FRF. Except as noted on Disclosure Schedule 4.23, no consent is required under the FRF Agreements to the transactions contemplated by this Agreement.

                  4.24 Agreements with Bank Regulators. Except for the FRF Agreements and as set forth in Disclosure Schedule 4.24, neither KH
Partners nor any Keystone Entity is a party to or is subject to any written order, decree, agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is a recipient of any currently applicable extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or the insurance of deposits therein which is outside the ordinary course of business or not generally applicable to entities engaged in the same business. Neither KH Partners nor any Keystone Entity has been advised within the last 18 months by any such regulatory authority that such authority is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission.

                  4.25 Regulatory Approvals. On the date of this Agreement, there is no pending or, to the knowledge of KH Partners or any Keystone Entity, threatened legal or governmental proceedings against any Keystone Entity or any subsidiary or affiliate thereof which would affect the WM Entities' ability to obtain any of the required regulatory approvals or any party's ability to satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement. KH Partners will promptly notify WMI if any of the representations contained in this Section 4.25 ceases to be true and correct.

                  4.26 Rights Agreement. Upon the distribution of shares of WMI Common Stock to the partners of KH Partners immediately after the Effective Time pursuant to Section 2.6(b), no such partner of KH Partners will be an "Acquiring Person" as defined in the Rights Agreement.

                  4.27 AREG Matters. To the knowledge of KH Partners and the Keystone Entities:

                       (a) (i) New West has not made any assertion denying its obligation to indemnify AREG and American Savings Bank and their respective officers, directors, agents, employees and stockholders to the extent set forth in Section 8.03 of the AREG Management Agreement dated December 28, 1988 (as such section was preserved in accordance with its terms by Section 3.1a of the AMD Residual Agreement dated as of June 30, 1993) and Section 8.03 of the Amended and Restated NA Management Agreement dated as of June 30, 1993, respectively, and (ii) the FDIC, as manager of the FRF, has not made any assertion that New West is not so obligated.

                       (b) AREG has conducted no business, other than pursuant to the AREG Management Agreement dated December 28, 1988.

                  4.28 Investment Intent. KH Partners is acquiring the Keystone Consideration Shares hereunder for its own account and with no present intention of distributing or selling such securities in violation of the Securities Act or any applicable state securities law. KH Partners agrees that it will not sell or otherwise dispose of any of the Keystone Consideration Shares being acquired hereunder unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration under applicable state securities laws. KH Partners, alone or with its financial advisors, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         5. Representations and Warranties of WMI. WMI hereby represents and warrants to KH Partners and the Keystone Entities as follows:

                  5.1      Organization, Power, Good Standing, Etc.

                           (a)      WMI is a corporation duly organized, validly
existing and in good standing under the laws of the State of Washington and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. WMI has previously delivered to KH Partners true and complete copies of its articles of incorporation and bylaws, each as currently in effect. WMI has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. WMI is a duly registered savings and loan holding company under HOLA.

                           (b)      WM Bank is a stock savings bank, duly
organized, validly existing and in good standing under the laws of the State of Washington and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. WM Bank has previously delivered to KH Partners true and complete copies of its amended and restated articles of incorporation and charter and its bylaws, each as currently in effect. WM Bank has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. WM Bank is a member in good standing of the FHLB of Seattle and its deposits are insured by the BIF and SAIF to the fullest extent permitted by law.

                         (c)      WMBfsb is a federally chartered stock savings
bank, duly organized, validly existing and in good standing under the laws of the United States and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on it. WMBfsb has previously delivered to KH Partners true and complete copies of its charter and bylaws, each as currently in effect. WMBfsb has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. WMBfsb is a member in good standing of the FHLB of Seattle and its deposits are insured by the SAIF to the fullest extent permitted by law.

                  5.2 Subsidiaries. As used herein, "WMI Subsidiaries" shall mean WM Bank, WMBfsb and WM Life Insurance Company. Substantially all of the business of WMI and its subsidiaries is done through WMI and the WMI Subsidiaries. All of the WMI Subsidiaries' capital stock, which is issued and outstanding, is owned by WMI directly or indirectly through wholly-owned subsidiaries. There are outstanding no options, convertible securities, warrants or other rights to purchase or acquire capital stock from any of the WMI Subsidiaries, and there is no commitment of any of the WMI Subsidiaries to issue any of the same. Except as set forth on Disclosure Schedule 5.2, no WMI Subsidiary is the general partner of any partnership or joint venture or is under any obligation of any sort to acquire any capital stock or other equity interest in any corporation, partnership, joint venture or other entity.

                  5.3 Capitalization. As of June 30, 1996, the authorized capital stock of WMI consists of the following: 100,000,000 shares of WMI Common Stock, of which 72,200,356 shares were duly authorized and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and 10,000,000 shares of preferred stock, of which 6,122,500 shares were issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Assuming receipt of WMI Stockholder Approval, the WMI Common Stock to be issued in the Merger and pursuant to the Warrant Exchange Agreement when issued in accordance with the Plan of Merger and the Warrant Exchange Agreement, (i) will be duly authorized and validly issued and fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and no shareholder of WMI will have any preemptive rights thereto and (ii) will be exempt from registration under the Securities Act. Upon consummation of the Merger, KH Partners and the FRF will acquire valid title to such shares, free and clear of any and all liens, claims, encumbrances and restrictions on transfer other than those contemplated by this Agreement. Except as provided for in this Agreement or as set forth on Disclosure Schedule 5.3 hereto, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings or arrangements of any kind which call for or might require the transfer, sale, delivery or issuance of any shares of WMI capital stock or other equity securities or any securities representing the right to acquire stock or securities convertible into or representing the right to purchase or subscribe for any such shares.

                  5.4 Reports. WMI and the WMI Subsidiaries have duly filed with the Director (or his predecessor), the FDIC, the OTS and the SEC in correct form in all material respects, the monthly, quarterly, semi-annual and annual reports required to be filed by them under applicable regulations for all periods subsequent to December 31, 1992. The WM Entities have previously delivered or made available to KH Partners accurate and complete copies of such reports. Except as disclosed on Disclosure Schedule 5.4, WMI (or its predecessor Washington Mutual Savings Bank) has timely filed all reports required to be filed by it pursuant to the Securities Exchange Act and the rules and regulations promulgated by the SEC and the FDIC thereunder ("SEC Reports"). The WM Entities have previously delivered or made available to KH Partners an accurate and complete copy of each (i) final registration statement, offering circular, and definitive proxy statement filed by WMI or Washington Mutual Savings Bank since January 1, 1993, with the SEC or the FDIC, and (ii) communication (other than general advertising materials) mailed by WMI or Washington Mutual Savings Bank to its stockholders since January 1, 1993. No such SEC Report, registration statement, offering circular, proxy statement or communication, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.5 Authority. WMI has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of WMI. Except for the approval of WMI's shareholders and an amendment to WMI bylaws to increase the number of directors, no other corporate proceedings on the part of WMI are required to authorize this Agreement, the Plan of Merger or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by WMI and, assuming due authorization, execution and delivery hereof by the Keystone Entities and KH Partners, constitutes the valid and binding obligation of WMI, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium of other laws relating to creditors' rights generally and to general principles of equity.

                  5.6 No Violation. Neither the execution and delivery of this Agreement or the Plan of Merger by WMI nor the consummation by WMI of the transactions contemplated hereby and thereby, nor compliance by WMI with any of the terms hereof or thereof, will (i) assuming an increase in the authorized shares of WMI stock and approval of an amendment to WMI's bylaws to increase the number of directors violate any provision of the articles of incorporation or charter or bylaws of any of the WM Entities, or (ii) assuming that the consents and approvals referred to in Section 9.1 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to any of the WM Entities or any of their respective properties or assets, or (iii) violate, conflict with, result in the breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of any WM Entity under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any WM Entity is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or encumbrances which in the aggregate will not prevent or delay the consummation of the transactions contemplated hereby.

                  5.7 Consents and Approvals. Except for consents and approvals of or filings, deliveries or registrations with the OTS, the FRF, the FDIC, the Director, the Washington Secretary of State, the Texas Secretary of State, the SEC, the FTC, the Justice Department and other applicable governmental authorities, no consents or approvals of or filings or registrations with any third party, public body or authority are necessary in connection with the execution and delivery by WMI of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby by WMI.

                  5.8 Financial Statements. WMI has previously delivered or made available to KH Partners copies of (i) audited consolidated statements of financial condition for WMI and its subsidiaries as of the end of WMI's last three fiscal years, and audited consolidated statements of income, stockholders' equity, and cash flows for each of the last three fiscal years, including the notes to such audited consolidated financial statements, together with the reports of WMI's independent certified public accountants, pertaining to such audited consolidated financial statements (the "WMI 1993, 1994 and 1995 Financial Statements," respectively), and (ii) the unaudited consolidated statement of financial condition as of March 31, 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the three-month period then ended (the "WMI March 1996 Financial Statements"). The WMI 1993, 1994 and 1995 Financial Statements and the WMI March 1996 Financial Statements are sometimes herein referred to collectively as the WMI Financial Statements. The consolidated statements of financial condition of WMI referred to herein (including the related notes) present fairly in all material respects the financial condition of the companies indicated on a consolidated basis at the dates thereof, using generally accepted accounting principles consistently applied. Such audited and unaudited consolidated statements of operations, stockholders' equity and cash flows present fairly in all material respects the results of the operations of the companies indicated on a consolidated basis for the periods or at the dates indicated, using generally accepted accounting principles consistently applied. To the knowledge of WMI and the WMI Subsidiaries, the books and records of WMI and the WMI Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements using generally accepted accounting principles consistently applied in all material respects and reflect only actual transactions.

                  5.9 Brokerage. Except for payments owed to CS First Boston, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation arising out of or due to any act of WMI or any of its subsidiaries in connection with the transactions contemplated by this Agreement.

                  5.10 Absence of Material Adverse Change. Since March 31, 1996, there has not been any Material Adverse Change with respect to WMI (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole including, without limitation, changes in law or regulation, and changes in generally accepted accounting principles or interpretations thereof).

                  5.11  Litigation.  Except as set forth on Disclosure  Schedule
5.11 hereto, no action, suit, counterclaim or other litigation, investigation or proceeding to which WMI or any of its subsidiaries is a party is pending, or is known by the executive officers of WMI or any of its subsidiaries to be threatened, against WMI or any of its subsidiaries before any court or governmental or administrative agency, domestic or foreign which would be reasonably expected to result in any liabilities which would, in the aggregate, have a Material Adverse Effect on WMI. Except as set forth on Disclosure
Schedule 5.11 hereto, neither WMI nor any of its subsidiaries is in default with respect to any orders, judgments, or decrees that would in the aggregate require payment of more than $100,000.

                  5.12     Compliance With Applicable Law.

                           (a)      Each of WMI and each WMI Subsidiary hold all
Permits necessary for the lawful conduct of their respective businesses and such Permits are in full force and effect, and each of WMI and each WMI Subsidiary is in all material respects complying therewith, except in each case where the failure to possess or comply with such Permits would not have a Material Adverse Effect on WMI.

                           (b)      Except as set forth on Disclosure Schedule
5.12(b), each of WMI and each WMI Subsidiary is and since January 1, 1993 has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties except for any noncompliance which has not and will not have in the aggregate a Material Adverse Effect on WMI.

                  5.13 CRA Compliance. Each of WM Bank and WMBfsb is in substantial compliance with the applicable provisions of CRA. The most recent CRA rating for WM Bank is "outstanding". WMBfsb has not received a CRA rating. WMI has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in WM Bank or WMBfsb failing to be in substantial compliance with such provisions or, in the case of WM Bank, having its current rating lowered.

                  5.14 Agreements With Bank Regulators. No WM Entity is a party to or is subject to any written order, decree, agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is a recipient of any currently applicable extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or the insurance of deposits therein which is outside the ordinary course of business or not generally applicable to entities engaged in the same business. No WM Entity has been advised within the last 18 months by any such regulatory authority that such authority is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission.

                  5.15 Regulatory Approvals. On the date of this Agreement, there is no pending or, to the knowledge of WMI, threatened legal or governmental proceeding against any WM Entity or any subsidiary or affiliate thereof which would affect the WM



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





Entities' ability to obtain any of the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement. WMI will promptly notify KH Partners if any of the representations contained in this Section 5.15 ceases to be true and correct.

                  5.16     Tax Matters.

                           (a)      Neither WMI nor any of its affiliates or
subsidiaries has any plan or intention of taking any action prior to, at or after the Effective Time or of permitting any of the Keystone Entities to take any action after the Effective Time, including any transfer or other disposition of any assets of or any interest in any of the Keystone Entities, that would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code.

                           (b)      Neither WMI nor any of its affiliates or
subsidiaries has any plan or intention to acquire or reacquire, as the case may be, any of the shares of WMI Common Stock to be issued as contemplated by this Agreement.

                           (c)      WMI has no plan or intention to sell or
otherwise dispose of any of the assets of Keystone Holdings acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

                        (d)      WMI is not an investment company as defined in
section 368(a)(2)(F)(iii) and (iv) of the Code.

                  5.17 WMI Rights Agreement. Subject to the accuracy of the representation of KH Partners and the Keystone Entities contained in Section
4.26 hereof, WMI has taken all necessary action so that the entering into of this Agreement, the Merger and the other transactions contemplated hereby, and the payment to KH Partners, and the distribution to its partners pursuant to
Section 2.6(b) hereof, of the Keystone Consideration Shares do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the rights issued thereunder to be exercised, distributed, triggered or adjusted.

         6. Covenants of the Keystone Entities. In addition to other covenants and agreements set forth herein, KH Partners and each Keystone Entity covenant and agree as follows:

                  6.1      Conduct of the Business of Keystone Entities.

                           (a)      During the period from the date of this
Agreement to the Effective Time, KH Partners and the Keystone



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





Entities will conduct the business of each Keystone Entity and each Keystone Entity Subsidiary in a manner consistent with prudent banking practice and with the American Savings Bank 1996 Business Plan Presentation of November 28, 1995, taken as a whole, and approved board changes made thereto as set forth in Disclosure Schedule 6.1(a) (the "1996 Business Plan"). KH Partners and the Keystone Entities will use their best efforts to (x) preserve the business organization of American Savings Bank and each Keystone Entity Subsidiary intact, (y) keep available to themselves and to the WM Entities the present services of the employees of American Savings Bank and each Keystone Entity Subsidiary, and (z) preserve for themselves and for the WM Entities the goodwill of the customers of American Savings Bank and others with whom business relationships exist.

                           (b)      Without limiting the generality of the
foregoing, KH Partners and the Keystone Entities agree that from the date hereof to the Effective Time, no Keystone Entity or Keystone Entity Subsidiary shall:

                                     (i)  change any provisions of its articles,
charter or bylaws or any similar governing documents;

                                    (ii)    change the number of shares of its
authorized or issued capital stock or issue, grant or amend any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of any Keystone Entity or any Keystone Entity Subsidiary, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distributions (whether in cash, stock or property or any combination thereof) in respect of the capital stock of any Keystone Entity or any Keystone Entity Subsidiary, or redeem or otherwise acquire any shares of such capital stock; provided, however, that Keystone Holdings may make ordinary dividends or other distributions in cash during 1996 so long as the aggregate amount of such dividends and distributions made in 1996 does not exceed $56,500,000, subject to Section 2.2(d) hereof, and so long as such dividends or other distributions are in accordance with an established dividend policy and consistent with past dividend practice and do not preclude the treatment of the Merger as a pooling transaction; provided, further, that cash dividends may be declared and paid by direct and indirect wholly owned subsidiaries of Keystone Holdings, subject to compliance with applicable regulatory requirements, but in no event shall any dividend permitted by this proviso be used to facilitate or fund any payment, and no dividend shall be declared or paid, directly or indirectly, by Keystone Holdings, to Keystone Partners or the partners thereof other than (A) as set forth in the preceding proviso, (B) payments in the ordinary course consistent with past practice under existing agreements listed on Schedule 4.17, in an aggregate amount not to exceed $3,000,000, or (C) as set forth on Annex II.

                              (iii)    liquidate, sell, transfer, assign,
encumber or otherwise dispose of any shares of capital stock of any Keystone Entity or Keystone Entity Subsidiary;

                           (iv)    merge or consolidate with any other Person
or acquire any capital stock of or other equity interest in any Person or create any subsidiary;

                           (c)      KH Partners and the Keystone Entities agree
that from the date hereof to the Effective Time, no Keystone Entity or Keystone Entity Subsidiary shall do any of the following without complying with the notification procedure in Section 6.1(d) below:

                              (i)    make any capital expenditures in excess of
(A) $500,000 per project or related series of projects or (B) $3,000,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair;

                              (ii)    make application for the opening,
relocation or closing of any, or open, relocate or close any, branches;

                              (iii)    change in any material manner its lending
or pricing policies or approval policies for making loans, its investment policies, its deposit pricing policies, its asset/liability management policies or any other material banking policies;

                               (iv)    make or acquire any loan or issue a
commitment for any loan except for loans and commitments that are made in the ordinary course of business consistent with past practice or issue or agree to issue any letters of credit or otherwise guarantee the obligations of any other persons except in the ordinary course of business in order to facilitate the sale of REO;

                               (v)    except for the Fixed Fee Agreement, enter
into, amend or terminate any contract (other than contracts for deposits at or borrowings by American Savings Bank or agreements for American Savings Bank to lend money or contracts involving capital markets transactions not otherwise restricted under this Agreement, so long as such contract does not involve a public offering of securities or an offering under Rule 144A of the Securities
Act) that calls for the payment by any Keystone Entity or Keystone Entity Subsidiary of $250,000 or more after the date of this Agreement and that cannot be terminated on not more than 30 days' notice without cause and without payment or loss of any material amount as a penalty, bonus, premium or other compensation for termination (a "Material Contract");

                            (vi)    engage or participate in any material
transaction or incur or sustain any material obligation not in the ordinary course of business;

                            (vii)    except after having followed the American
Savings Bank Environmental Policy, foreclose upon or otherwise acquire (whether by deed in lieu of foreclosure or otherwise) any real property (other than 1-to-4 family residential properties in the ordinary course of business);

                            (viii)    liquidate, sell, transfer, assign,
encumber or otherwise dispose of any assets of any Keystone Entity or Keystone Entity Subsidiary other than as has been customary in its ordinary course of business; or

                            (ix)    agree to do any of the foregoing.

                           (d)      If any of the Keystone Entities or Keystone
Entity Subsidiaries wishes to engage in an activity listed in subsection (c) above it shall provide notice to WMI at least 10 days prior to taking any irrevocable action with regard to such activity. The notification shall be sent to the attention of S. Liane Wilson and shall contain a brief description of the proposed activity, the associated cost, if relevant, and the proper contact person for discussing the proposal. If the designated contact person has not heard from a representative of WMI within 10 days of providing such notice, it shall be deemed conclusively that WMI has no objection to the action being proposed. If WMI so requests within such 10 day period, the action shall be delayed until after the next regularly scheduled Management Consultation Meeting (as defined in Section 8.8 below).

                        (e) To the extent that it may be necessary in order to effect satisfaction of the conditions set forth in Section 9.2(b)(i) and
(ii), Keystone Holdings may sell or transfer shares of Family SB to an unaffiliated Person, provided such sale or transfer does not preclude the Merger from being treated as a pooling of interests.

                  6.2 No Solicitation. Neither KH Partners, any Keystone Entity nor any of their partners, directors, officers, representatives, agents or other Persons controlled by any of them, shall directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any person, entity or group, other than the WM Entities, concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving any Keystone Entity, any division thereof or any Keystone Entity Subsidiary. KH Partners and the Keystone
Entities will promptly communicate to WMI the terms of any proposal that any of them may receive in respect of any such transaction.

                  6.3 Access to Properties and Records. Each Keystone Entity shall, and American Savings Bank shall cause each Keystone Entity Subsidiary to, give representatives of the WM Entities reasonable access to its properties, and shall disclose and make available to the WM Entities all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of the Keystone Entities and the Keystone Entity Subsidiaries, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, loan files, filings with any regulatory authority, accountants work papers (subject to the consent of such accountants), litigation files, plans affecting employees, and any other business activities or prospects in which a WM Entity may have a reasonable interest in each case during normal business hours and upon reasonable notice. The Keystone Entities and the Keystone Entity Subsidiaries shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of any Keystone Entity or any Keystone Entity Subsidiary or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date hereof. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  6.4 Assignment of Contract Rights. KH Partners and the Keystone Entities shall use reasonable efforts (best efforts in the case of the four branch leases previously identified to KH Partners) to obtain any consents, waivers or revisions necessary to allow the WM Entities to accede to all of the rights of each Keystone Entity and each Keystone Entity Subsidiary under all existing real property and personal property leases, licenses and other contracts, including without limitation loan servicing contracts, which WMI wishes to have continue in effect after the Effective Time, without incurring substantial costs in connection therewith. The WM Entities will reasonably cooperate with KH Partners and the Keystone Entities in obtaining such consents, waivers and revisions, it being understood that the obligation to use reasonable efforts to obtain such consents, waivers and revisions shall nevertheless be the obligation of KH Partners and the Keystone Entities.

                  6.5 Amendment to Environmental Policy. Promptly following the execution of this Agreement, American Savings Bank will amend the American Savings Bank Environmental Policy so that between the date hereof and the Effective Time, American Savings

Bank will not foreclose on any Commercial Real Estate Loan with an outstanding principal balance of $1,000,000 or more without first having had conducted a "Phase I" environmental study of the property serving as security for such Loan.

                  6.6 FRF Agreements. KH Partners and the Keystone Entities shall (a) use their best efforts to obtain any necessary consents and modifications so that the FRF Agreements shall be assumed by WM Bank, or such other subsidiary or subsidiaries of WMI as WMI shall reasonably designate, at Closing or provisions consistent with, or necessary to implement, the provisions of Sections 6.7 and 6.12 hereof; (b) use their best efforts to resolve, without material liability to the Keystone Entities or the WMI Entities, all material outstanding differences between KH Partners and the Keystone Entities, on the one hand, and the FDIC, on the other hand, relating to the FRF Agreements; and
(c) use their best efforts to facilitate a renegotiation of such agreements to simplify the remaining effective provisions thereof.

                  6.7 New West. KH Partners and the Keystone Entities shall use reasonable efforts to take such steps and obtain such approvals as shall be necessary or advisable so that the shares of stock in New West, and any obligation or liabilities in connection with the ownership, business or operation thereof, are transferred to and assumed by an entity other than any Keystone Entity or any Keystone Entity Subsidiary.

                  6.8 Payment of Notes and Preferred Stock. KH Partners and the Keystone Entities shall take such steps as WMI may reasonably request in order that the Senior Notes, the Subordinated Notes and the New Capital Preferred Stock may be paid or redeemed at or as soon as practicable after the Effective Time. It is agreed that KH Partners and the Keystone Entities shall be under no obligation to issue irrevocable notices of redemption prior to the Effective Time; provided, that KH Partners shall use reasonable efforts to obtain a waiver of the right to receive prior irrevocable notice of redemption from Merrill Lynch & Co.

                  6.9      Tax Return and Section 9 Report Amendments.  KH
                           ------------------------------------------
Partners and the Keystone Entities shall file or cause to be filed with the IRS, amended consolidated federal income tax returns of Keystone Holdings for the years 1992 and 1993 no later than September 14, 1996. The amendments shall reduce the amount of the addition to the qualifying real property loan loss reserve established pursuant to Section 593 of the Code for 1992 to approximately $88 million and the amount of such addition for 1993 to approximately $134 million. In addition, KH Partners and the Keystone Entities shall cause to be filed no later than October 15, 1996 with the California Franchise Tax Board an amended return for American Savings Bank reducing the amount of the tax bad debt reserve at December 31, 1993 to approximately $369 million. KH



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





Partners and the Keystone Entities shall contemporaneously cause to be provided to the FDIC (i) copies of the amended tax returns referred to above and (ii) revised computations of the amounts due to the FDIC under Section 9 of the Assistance Agreement.

                  6.10     Employees, Employee Benefit Plans.

                           (a)      Without the consultation and approval of WMI
(which shall not be unreasonably withheld, delayed or conditioned), American Savings Bank shall not establish any Benefit Plan and shall not amend or terminate any Benefit Plan (except as may be required by law) or make any contribution to any Benefit Plan except in such amount and at such times as may be required by law or as are consistent with past practices.

                        (b) American Savings Bank shall not disseminate or make available any memoranda, notices, plan summaries, or other communications regarding the terms and conditions of employment or benefits payable as a result of employment or the Benefit Plans (other than materials customarily furnished by American Savings Bank to new employees or as required by law or the applicable Plan) without the consultation and approval of WMI or the Plan Administration Committee of WMI (which shall not be unreasonably withheld, delayed or conditioned).

                        (c) All necessary action shall be taken to initiate termination of the American Savings Bank Phantom Share Plan (the "Phantom Share Plan"), the American Savings Bank Executive Short- Term Incentive Plan (the "Short-Term Incentive Plan") and the American Savings Bank Executive Long-Term Incentive Plan (the "Long-Term Incentive Plan"), in each case in accordance with its terms so that termination can occur within 120 days following Closing. All amounts due and owing to participants in any of such plans shall be accrued as a liability of American Savings Bank prior to Closing and thereafter paid in accordance with their terms.

                         (d)      Other than in the ordinary course of business
consistent with past practice or except as required by agreements disclosed on Disclosure Schedule 4.14(a)(i), American Savings Bank shall not grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors; provided that American Savings Bank may, with the prior written consent of WMI, pay or agree to pay reasonable amounts to induce officers and other employees to remain in the employ of American Savings Bank.

                           (e)      No amendments will be made to the Change of
Control Agreements listed on Disclosure Schedule 4.14(f) except for a First Amendment to Change of Control Agreement with respect to



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





each such agreement, the form of which was approved by the Compensation Committee of the board of directors of American Savings Bank and a copy of which has been provided to WMI.

                           (f)      Prior to Closing American Savings Bank shall
make all contributions required by the terms of that certain Grantor Trust/Trust Agreement between American Savings Bank and Security Pacific National Bank dated June 25, 1991. In addition, American Savings Bank shall, prior to Closing, cause the trust to eliminate corporate owned life insurance from the trust assets.

                           (g)      The Keystone Entities shall not make any
changes to the Phantom Share Plan, the Long-Term Incentive Plan, the Change of Control Agreements and the Short-Term Incentive Plan without the prior written consent of WMI. The total payments, net of accrual, to be made to employees under such plans and agreements shall not exceed $27 million, assuming that the applicable price per share of WMI Common Stock is less than or equal to $28.00 and without giving effect to any increase if such per share amount is greater than $28.00.

                         (h)      Prior to the Effective Time, KH Partners, the
Keystone Entities and the Keystone Entity Subsidiaries shall take all action necessary to insure that no individual will receive an "excess parachute payment," as defined in Section 280G(b)(1) of the Code, as a result of the Closing or any change described in Section 280G(b)(2)(A)(i) of the Code.

                           (i)      During the period from the date of this
Agreement to the Effective Time, American Savings Bank shall not authorize, designate or permit any additional employee of American Savings Bank to participate in the American Savings Bank Executive Compensation Program's Life Insurance Plan.

                           (j)      The Keystone Entities agree to amend their
401(k) plan prior to Closing so that participant loans are no longer available, and may amend their 401(k) plan to allow partial repayments of existing loans thereunder.

                  6.11 Assets of KH Partners. Prior to the Effective Time, KH Partners shall take all steps necessary to contribute all of its assets to the Keystone Entities, other than shares of Keystone Holdings, its claims in the Case (which shall be subject to the provision set forth in Section 2.3(g) hereof) and its rights hereunder.

                  6.12 New West Dissolution. KH Partners shall not permit New West to be dissolved or liquidated without obtaining the prior written consent of the FDIC to indemnify both AREG and American Savings Bank to the full extent that AREG and American Savings Bank are currently indemnified by New West pursuant to Section 8.03 of



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





the AREG Management Agreement dated December 28, 1988 (as such section was preserved by Section 3.1a of the AMD Residual Agreement dated as of June 30,
1993) and Section 8.03 of the Amended and Restated NA Management Agreement dated as of June 30, 1993, respectively.

                  6.13 Waiver of Notice. On or prior to the Closing Date, KH Partners and the Keystone Entities shall, and shall cause their affiliates to, as the case may be, irrevocably waive the requirement of thirty days' written notice of termination under each of the following two affiliate agreements which are set forth on Disclosure Schedule 4.17: (i) the Consulting Agreement, dated December 16, 1993, by and between Keystone Holdings and Keystone, Inc., a Texas corporation, and (ii) the First Amended and Restated Service Agreement, dated February 19, 1993, by and among Bass Enterprises Production Company, a Texas corporation, and each of the Keystone Entities.

         7. Covenants of the WM Entities. In addition to other covenants and agreements set forth herein, each WM Entity covenants and agrees as follows:

                  7.1 Conduct of Business of WM Entities. During the period from the date of this Agreement to the Effective Time:

                           (a)      The WM Entities will conduct the business of
WMI and each WMI Subsidiary in a manner consistent with prudent banking and (in the case of WM Life Insurance Company) insurance practice and with the 1996 WMI Strategic Plan.

                           (b)      No WM Entity, or any of its directors,
officers, representatives, agents or other persons controlled by any of them, shall directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any Person or group concerning any transaction which, if consummated, would constitute a Third Party Acquisition of WMI. WMI will promptly communicate to KH Partners the terms of any proposal that it may receive in respect of any such transaction. Notwithstanding the foregoing two sentences, if the board of directors of WMI receives an unsolicited offer or inquiry with respect to such a transaction, the board may respond to such offer if the board determines in its good faith judgment (after receiving advice of counsel) that such response is reasonably required in order to discharge its fiduciary duties.

                           (c)      Without the prior written consent of KH
Partners, neither WMI nor any of its subsidiaries shall enter into, or agree to enter into, any transaction whereby WMI or any of its subsidiaries would acquire or assume, whether by merger, a purchase of stock, a purchase and assumption agreement or otherwise, (i) another Person with more than $5,000,000,000 in assets, (ii) assets of another Person in excess of $5,000,000,000 or (iii) deposits and other liabilities of another Person in excess of $5,000,000,000.

                  7.2 Approval of WMI Stockholders. WMI will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of its stockholders as soon as practicable for the purpose of voting on this Agreement, the Plan of Merger and the transactions contemplated hereby and of increasing the number of authorized shares of WMI Common Stock and for such other purposes as may be necessary or desirable, (b) include in the WMI Proxy Statement the recommendation of WMI's Board of Directors that the WMI stockholders approve this Agreement and the other transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement, (c) use all reasonable efforts to obtain, as promptly as practicable, the necessary approvals by WMI stockholders of this Agreement and the transactions contemplated hereby. Prior to the Effective Time (subject to the receipt of WMI Stockholder Approval), WMI will take all other necessary actions to permit it to issue the number of shares of WMI Common Stock required pursuant to the terms of this Agreement and the Warrant Exchange Agreement.

                  7.3      Employees; Employee Benefit Plans.

                         (a)      All employees of American Savings Bank or the
Keystone Entity Subsidiaries who have worked for such entities for (i) at least one year (a minimum of 1,000 hours in a calendar year) who continue as employees of an WM Entity or any WMI Subsidiary or (ii) less than one year but who continue as employees of an WM Entity or any WMI Subsidiary for the balance of one year (a minimum of an aggregate of 1,000 hours in a calendar year) shall receive service credit for employment at any Keystone Entity and any Keystone Entity Subsidiary of one year for purposes of meeting all eligibility and vesting requirements for participation in the WMI Retirement Savings and Investment Plan (the "WMI RSIP").

                         (b)      At the Effective Time or as soon thereafter as
is operationally reasonable for WMI, the Keystone Entities' 401(k) plan shall be merged into the WMI RSIP. On the Effective Date, deferrals and contributions to the Keystone Entities' 401(k) shall cease and such plan will be frozen. As soon as practical following the Effective Date, the American Savings Bank employees will be enrolled in the WMI RSIP. The profit sharing contribution for Keystone Entity employees made for the period following the Effective Time shall be prorated for the period of time that the Keystone Entity employee is a participant in the merged plan.

                           (c)      Effective as of the Effective Time, all
employees of American Savings Bank or the Keystone Entity Subsidiaries shall, at the option of WMI, either continue to participate in the Benefit Plans that are employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) or "cafeteria plans" (within the meaning of Section 125 of the Code) and are in effect immediately prior to the Effective Time or become participants in similar WMI employee benefit plans, practices and policies (the "WMI Welfare Benefit Plans") on the same terms and conditions as similarly situated WMI employees. If any of the employees of American Savings Bank or the Keystone Entity Subsidiaries shall become eligible to participate in any WMI Welfare Benefit Plans that provide medical, hospitalization or dental benefits, WMI shall waive any pre-existing condition exclusions and actively at work requirements (to the extent that a waiver of the actively at work requirement would be available to an employee of WMI or its subsidiaries under similar circumstances, (but shall not waive general requirements of formal employment with WMI or its subsidiaries).

                        (d) All vacation accrued and not used by employees of American Savings Bank and the Keystone Entity Subsidiaries prior to the Effective Time shall be maintained by WMI after the Effective Time; provided, however, that following the Closing, such vacation shall accrue at the same rate as for similarly situated WMI employees (counting service credit earned prior to the Effective Time). All sick leave or short-term disability accrued by employees of American Savings Bank and the Keystone Entity Subsidiaries prior to the Effective Time shall be maintained by WMI after the Effective Time provided, however, that following the Closing, such sick leave and short-term disability shall accrue at the same rate as for similarly situated WMI employees (counting service credit earned prior to the Effective Time). Promptly following Closing, to the extent not inconsistent with specific employment agreements employees of American Savings Bank and the Keystone Entity Subsidiaries shall be paid for any vacation or sick leave accrued prior to the Effective Time to which such employees will no longer be entitled as WMI employees.

                        (e) The American Savings Bank Grantor Trust which is intended to provide the funding for the American Savings Bank Executive Compensation Program's Supplemental Executive Retirement Plan I for both Senior Vice Presidents and for the Executive Vice Presidents and above (collectively the "American Savings Bank SERP") and for the American Savings Bank Executive Compensation Program's Deferred Compensation Plan (as restated as of January 1,
1995) (the "American Savings Bank Deferred Compensation Plan"), the American Savings Bank SERP and the Deferred Compensation Plan will be maintained for the benefit of all persons with a vested interest in the American Savings Bank SERP and/or the American Savings Bank Deferred Compensation Plan at Closing.

                  7.4      WMI Board of Directors.




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





                         (a)      As of the Effective Time, two representatives
mutually agreeable to Robert M. Bass and WMI will be invited to fill vacant seats on the WMI board of directors. It is currently anticipated that, assuming that the Effective Time occurs prior to the Record Date (as defined below) for the 1997 annual meeting of the WMI stockholders, one director will be appointed to the class whose term ends at the WMI annual meeting in 1997 and one will be appointed to the class whose term ends at the WMI annual meeting in 1999.

                         (b)      WMI agrees to propose these directors or their
successors mutually agreed to by Robert M. Bass and WMI (the "Bass Directors") for reelection to the WMI board of directors in accordance with the following arrangement:

                                   (i)    If, on the record date for any annual
meeting of the WMI stockholders at which directors are to be elected (a "Record Date"), the number of Bass Shares outstanding exceeds the sum of (A) 8.5 million and (B) 21.3% of the Escrow Shares (if any) released by the Escrow Agent to the holders of the contingent right thereto as of such Record Date, then WMI will renominate any and all Bass Directors whose terms are expiring in connection with such meeting.

                                (ii)    If on any Record Date the number of Bass
Shares outstanding is not greater than the sum of (A) and (B) in Section 7.4(b)(i) but is greater than the sum of (C) 5.0 million and (D) 21.3% of the Escrow Shares (if any) released to the holders of the contingent right thereto as of such Record Date, then WMI will renominate any Bass Director whose term is expiring in connection with such meeting only if there is no other Bass Director then serving on the WMI Board.

                               (iii)    Notwithstanding subsections (i) and (ii)
above, if on any Record Date the Bass Shares constitute less than five percent of the total number of shares of WMI Common Stock then outstanding, WMI will have no obligation to renominate any Bass Director.

                         (c)      For purposes of this Agreement, "Bass Shares"
shall be defined as shares of WMI Common Stock held of record or beneficially by the Persons set forth on Annex III. Robert M. Bass shall be the sole representative of the holders of the Bass Shares with respect to any proposal for successors to the initial Bass Directors. Robert M. Bass shall have the burden of establishing to WMI's satisfaction record or beneficial ownership for the Bass Shares for purposes of this Section 7.4.

                  7.5      Tax Reorganization Matters.

                         (a)      WMI and its affiliates and subsidiaries shall
not take or permit any of the Keystone Entities to take any action after the Closing, including any transfer or other disposition of any assets of or any interest in any of the Keystone Entities, that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                           (b)      WMI shall report the Merger for income tax
purposes as a reorganization within the meaning of Section 368(a) of the Code and any comparable state or local tax statute.

                           (c)      Following the Merger, WMI will continue the
historic business of Keystone Holdings or use a significant portion of Keystone Holdings' historic business assets in a business.

                  7.6 Access to Information/Updated Due Diligence. During the 30 day period prior to Closing, KH Partners and its representatives shall have a reasonable opportunity to conduct an update of their due diligence review of WMI and its subsidiaries.
In order to permit such due diligence update, the WM Entities agree to provide KH Partners and its representatives reasonable access to the properties of WMI and its subsidiaries, and shall disclose and make available to the KH Partners all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of WMI and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, loan files, filings with any regulatory authority, accountants work papers (subject to such accountants' consents), litigation files, plans affecting employees, and any other business activities or prospects in which KH Partners may have a reasonable interest in each case during normal business hours and upon reasonable notice. WMI and its subsidiaries shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of WMI or any WMI subsidiaries or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date hereof. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  7.7      Indemnification and Insurance.

                           (a)      From and after the Effective Time, WMI shall
indemnify and hold harmless each current and former director and officer of any Keystone Entity or Keystone Entity Subsidiary, against any costs or expenses (including advancing reasonable attorneys' fees and expenses as incurred, subject to any undertaking to reimburse such advances required by applicable law),



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





judgments, fines, losses, claims, damages or liabilities incurred by reason of the fact that he is or was a director or officer of such Keystone Entity or
Keystone Entity Subsidiary in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by the applicable Keystone Entity's or Keystone Entity Subsidiary's Articles of Incorporation, bylaws, as well as applicable law and regulations, subject to any limitations provided therein (all as in effect on the date hereof); provided, however, that this indemnity shall not apply to any costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred by or on behalf of the individuals listed on Annex IV in connection with any claim, action, suit, proceeding or investigation (i) arising out of actions or omissions relating to their service as officers, directors or agents of New West, and (ii) made or alleged by any person who is or was a direct or indirect beneficial owner of an interest in KH Partners. This indemnity shall be exclusive with respect to the individuals listed on Annex IV and shall supersede in its entirety any right to indemnity contained in the articles or bylaws of any Keystone Entity or Keystone Entity Subsidiary or under applicable law.

                        (b) WMI shall allow Keystone Holdings to purchase discovery period or "runoff" directors and officers ("D&O") insurance coverage with limits of not less than $50,000,000 and for a period of not less than 5 years for prior acts for all current and former directors and officers of the Keystone Entities and the Keystone Entity Subsidiaries and those other entities covered on Keystone Holding's current D&O policies.

         8. Mutual Covenants of the Parties. In addition to other covenants and agreements of the parties contained herein, the parties agree and covenant as follows:

                  8.1 Current Information. No later than ten (10) business days from the date of this Agreement, KH Partners and WMI will each designate an individual acceptable to the other party (a "Designated Representative" and, together, the "Designated Representatives") to be the recipients of updated information, including any revisions to the Disclosure Schedules as discussed in
Section 8.5. The Keystone Designated Representative will promptly notify the WMI Designated Representative of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any litigation involving any Keystone Entity or any Keystone Entity Subsidiary, and will keep the WMI Designated Representative fully informed of such events and the progress of any already existing litigation. The WMI Designated



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





Representatives shall likewise notify and keep informed the Keystone Designated Representative.

                  8.2      Reports.

                           (a)      As soon as reasonably available, but in no
event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement (other than the last quarter of any fiscal year), KH Partners will deliver to WMI any quarterly reports provided to the holders of New Capital Preferred Stock, the Senior Notes or the Subordinated Notes. As soon as reasonably available but in no event more than 120 days after the end of each fiscal year ending after the date of this Agreement, KH Partners will deliver to WMI any annual reports provided to the holders of New Capital Preferred Stock, the Senior Notes or the Subordinated Notes.

                           (b)      As soon as reasonably available, but in no
event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement (other than the last quarter of any fiscal year), WMI will deliver to KH Partners its quarterly report on Form 10-Q as filed under the Securities Exchange Act. As soon as reasonably available, but in no event more than 120 days after the end of each fiscal year ending after the date of this Agreement, WMI will deliver to KH Partners its annual report on Form 10-K as filed under the Securities Exchange Act.

                           (c)      KH Partners shall provide WMI with copies of
director reports prepared for meetings of the Board of Directors of each Keystone Entity no later than three business days after such meeting. WMI shall provide KH Partners with copies of director reports prepared for meeting of the board of directors of WMI no later than three business days after such meeting.

                  8.3      Regulatory Matters.

                           (a)      The parties hereto will cooperate with each
other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, the FDIC, the OTS, the Justice Department and other regulatory authorities. KH Partners and WMI shall each have the right to review reasonably in advance all information relating to the WM Entities or the Keystone Entities, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement.

                           (b)      The KH Partners and WMI shall furnish each
other with all reasonable information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the WMI Proxy Statement, or any other statement or application made by or on behalf of WMI or the KH Partners, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

                         (c)      The KH Partners and WMI will promptly furnish
each other with copies of written communications received by WMI or American Savings Bank or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby other than any such written communications received or delivered in connection with any proposed settlement of the Case where the furnishing of such communications would reasonably be expected to jeopardize the attorney-client privilege of KH Partners or any Keystone Entity.

                  8.4 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all reasonably necessary action, subject to the terms and conditions of this Agreement.

                  8.5      Disclosure Supplements.

                           (a)      As soon as practicable after the end of each
calendar quarter, at such other times as WMI may reasonably request and on the date five business days prior to Closing, KH Partners and the Keystone Entities will promptly supplement or amend the Disclosure Schedules delivered in connection herewith with respect to any matter hereafter arising and known to KH Partners or any Keystone Entity which, if existing, occurring or known at the date of this Agreement would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. Notwithstanding this provision, no supplement or amendment to the Disclosure Schedules shall be deemed to modify any representation or warranty for the purpose of determining satisfaction of the conditions hereinafter set forth in Section 9.2(a)(ii) and
(iii).




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





                           (b)      As soon as practicable after the end of each
calendar quarter, at such other times as KH Partners may reasonably request and at least five business days prior to Closing, the WM Entities will promptly supplement or amend the Disclosure Schedules delivered in connection herewith with respect to any matter hereafter arising and known to any of the WM Entities which, if existing, occurring or known at the date of this Agreement would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. Notwithstanding this provision, no supplement or amendment to such Schedules shall be deemed to modify any representation or warranty for the purpose of determining satisfaction of the conditions hereinafter set forth in Section 9.3(b).

                  8.6      Confidentiality.

                        (a) All information furnished by, or on behalf of, any Keystone Entity or any Keystone Entity Subsidiary to the WM Entities or their representatives or affiliates pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of the Keystone Entity or the Keystone Entity Subsidiary until consummation of the Merger and, if the Merger shall not occur, the WM Entities and their agents and advisers shall return to the Keystone Entity or the Keystone Entity Subsidiary, as appropriate, all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes.

         The obligation to keep such information confidential shall not apply to any information which would be excluded from the definition of "Evaluation Materials" pursuant to the last sentence of the first paragraph of the WMI Confidentiality Letter. Disclosure of any confidential information pursuant to federal securities laws or under the terms of a subpoena, discovery request or other order issued by a court of competent jurisdiction or other government agency shall be handled in the same manner as provided in the WMI Confidentiality Letter for such disclosure of Evaluation Material.

                        (b) All information furnished by, or on behalf of, any WM Entity or any WM Bank Subsidiary to the Keystone Entities or their representatives or affiliates pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of the WM Entity or the WM Bank Subsidiary, and upon consummation of the Merger or termination of this Agreement in accordance with Section 10.1, the Keystone Entities and their agents and advisers shall return to the WM Entity or the WM Bank Subsidiary, as appropriate, all documents or other materials containing, reflecting, referring to such information, and shall



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





keep confidential all such information and shall not disclose or use such information for competitive purposes.

         The obligation to keep such information confidential shall not apply to any information which would be excluded from the definition of "Evaluation Materials" pursuant to the last sentence of the first paragraph of the Keystone Confidentiality Letter. Disclosure of any confidential information pursuant to federal securities laws or under the terms of a subpoena, discovery request or other order issued by a court of competent jurisdiction or other government agency shall be handled in the same manner as provided in the Keystone Confidentiality Letter for such disclosure of Evaluation Material.

                  8.7 Public Announcements. The mutually agreed upon initial press release announcing this Agreement and the Merger is attached hereto as Exhibit D. Thereafter, no release or other public disclosures shall be made by any of the WM Entities, on the one hand, or by KH Partners or any of the Keystone Entities, on the other hand, with respect to this Agreement or any of the transactions contemplated hereby without the prior consultation and approval of KH Partners, on the one hand, or of WMI, on the other hand (which shall not be unreasonably withheld, delayed or conditioned), except as may be otherwise required by law.

                  8.8 Management Consultation Meetings. From the date of this Agreement until the Effective Time, management of WMI and of American Savings Bank shall confer on a regular basis regarding the business and operations of American Savings Bank and WMI. The parties shall agree upon a mutually convenient time and place for such meetings (the "Management Consultation Meetings"), which shall occur no less frequently than monthly.

                  8.9 Failure to Fulfill Conditions. In the event that WMI or KH Partners determines that a condition to its obligation to consummate the transactions contemplated hereby cannot be, or is not likely to be, fulfilled on or prior to June 30, 1997 and that it will not waive that condition, it will promptly notify the other party.

         9.       Closing Conditions.

                  9.1 Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                       (a) Stockholder Approval. This Agreement, the Plan of Merger, the increase in WMI's authorized shares of common stock,



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





and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of WMI.

                       (b) Regulatory Approvals. All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory or regulatory waiting periods in respect thereof shall have expired.

                           (c)      No Injunction.  No party hereto shall be
subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                       (d) Tax Opinion. An opinion shall be obtained from Foster Pepper & Shefelman in a form reasonably satisfactory to WMI and KH Partners with respect to federal income tax laws substantially to the effect that the Merger will qualify as a "reorganization" under Section 368(a) of the Code. No opinion will be expressed with respect to the tax consequences of receiving cash in lieu of fractional shares of WMI Common Stock.

                           (e)      Antitrust Law.  Any applicable pre-merger
notification provisions of Section 7A of the Clayton Act shall have been complied with by the parties hereto, and no other statutory or regulatory requirements with respect to the Clayton Act shall be applicable other than
Section 18(c) of the Federal Deposit Insurance Act and rules and regulations in connection therewith. There shall be no pending or threatened proceedings by the California Attorney General or any other public entity under any applicable antitrust law of the State of California.

                           (f)      New West.  The shares of stock in New West,
together with any obligations or liabilities in connection with the ownership, business or operation thereof, shall have been transferred to and assumed by an entity other than a Keystone Entity or a Keystone Entity Subsidiary, without any substantial cost being incurred by any Keystone Entity.

                           (g)      FRF Matters.  The FDIC, WMI, the Keystone
Entities, KH Partners and certain other Persons shall have entered into, concurrently with the execution of this Agreement, the Warrant Exchange Agreement and such agreement shall be in full force and effect and be consummated concurrently with the Closing hereunder. Pursuant to the Warrant Exchange Agreement certain of the FRF Agreements, namely the Securityholders Agreement, the FRF Warrant Agreement and the Option Agreement, shall be terminated (all of the FRF Agreements except for the Warrant Agreement, the Securityholders Agreement and the Option Agreement are hereinafter referred to as the "Surviving FRF Agreements."). The Keystone Entities shall have obtained all consents relating to and



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





modifications of the Surviving FRF Agreements necessary in order for the Merger to be consummated and so that the FRF Agreements may be assumed by the WMI Entities at the Effective Time. Notwithstanding any other provision of this Agreement, the condition in the first sentence of this Section 9.1(g) shall not be waivable by any of the parties hereto.

                        (h) Pooling Letter. Deloitte & Touche shall have delivered a letter addressed to WMI and KH Partners, in a form reasonably satisfactory to each of WMI and KH Partners, that the transaction contemplated hereby qualifies for pooling of interests accounting treatment.

                           (i)      Execution of Escrow Agreement.  The Escrow
Agreement shall have been duly executed by all parties thereto.

                  9.2 Conditions to the Obligations of the WM Entities under this Agreement. The obligations of the WM Entities under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the WM Entities.

                        (a) (i) Each of the obligations or covenants of KH Partners and the Keystone Entities required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and (ii) each of the representations and warranties of KH Partners and the Keystone Entities contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct would not in the aggregate (without regard to any materiality standard contained in any such representation and warranty) have a Material Adverse Effect on the Keystone Entities taken as a whole and (iii) each of the representations and warranties of KH Partners and Keystone Entities contained in Sections 4.1, 4.2(a), (b) and (d), 4.3, 4.6, 4.7 (other than clause (iii) of each of (a) and (b)), 4.8, 4.14(a), 4.23, 4.25, 4.26 and 4.28 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date).

                           (b)      (i)     Any consents, waivers, clearances,
approvals and authorizations of regulatory or governmental bodies that are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, and none



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





of such consents, waivers, clearances, approvals or authorizations shall contain any term or condition that (x) is a term or condition that has not heretofore been normally imposed in such transactions and which would have a Material Adverse Effect on the Keystone Entities or WMI, or (y) would require WM Bank or WMBfsb to raise additional capital other than to increase either or both of such institutions' leverage capital (as defined in Appendix B to 12 C.F.R. Part 325 as proposed or adopted by the FDIC) or core capital (as defined in 12 C.F.R.
Part 567 as proposed or adopted by the OTS) to a level no higher than 5.0 percent (as adjusted to account for the Merger). It is hereby agreed that any term or condition contained in any previous approval granted to a WM Entity for a merger or acquisition transaction shall be deemed a "normal" condition for purposes of this Section 9.2(b). For purposes of Section 10 hereof, any "approval" which contains any of the foregoing unacceptable terms or conditions shall be deemed to be a regulatory "denial."

                               (ii)    WMI shall have received (x) from the OTS
confirmation that upon consummation of the Merger, WMI will not be deemed to control Family SB for purposes of 12 U.S.C. ss. 1467a and (y) from the FDIC either confirmation that upon consummation of the Merger, WMI will not be deemed to control Family SB for purposes of 12 U.S.C. ss. 1815(e) or a waiver for subsidiaries of WMI that are insured depository institutions from "cross-guaranty" liability under 12 U.S.C. ss. 1815(e) with respect to the default of Family SB; provided, however, that WMI agrees that it will accept conditions from the OTS and the FDIC that are identical to or as stringent as but no more stringent than those contained in OTS Order Number 92- 66 dated February 28, 1992 and FDIC Order Conditionally Granting Approval for Waiver of Cross-Guaranty Number 92-98kk dated April 7, 1992, respectively.

                                   (iii)    All material outstanding differences
between KH Partners and the Keystone Entities, on the one hand, and the FDIC, on the other hand, relating in any way to the FRF Agreements or the Keystone Entities shall have been resolved without material liability to the Keystone Entities.

                        (c) The WM Entities shall have received an opinion or opinions reasonably satisfactory to them in form and substance, dated the date of the Closing, from Cleary, Gottlieb, Steen & Hamilton and Kelly, Hart & Hallman, special counsel to KH Partners.

                         (d)      WMI shall have received an opinion reasonably
satisfactory to it from CS First Boston, a financial advisory firm, dated as of the date of the WMI Proxy Statement, as to the fairness, from a financial point of view, of the consideration to be paid by WMI pursuant to this Agreement.




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





                           (e)      Since the date of this Agreement there shall
have been no Material Adverse Change with respect to the Keystone Entities and the Keystone Entity Subsidiaries (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole including, without limitation, changes in law or regulation or changes in generally accepted accounting principles or interpretations thereof); provided, however, that the following expenses and adjustments shall be excluded in determining whether a Material Adverse Change has occurred: (i) fees and expenses relating to the negotiation and consummation of the transactions contemplated hereby, (ii) charges for severance and other payments to officers and employees made or expected to be made in connection with the transactions contemplated hereby, (iii) other closing adjustments requested by WMI, and (iv) payments under the Fixed Fee Agreement.

                           (f)      Except as otherwise requested by WMI, the
directors of each Keystone Entity and each Keystone Entity Subsidiary shall have executed letters of resignation effective on or prior to the Effective Time and, in such letters (or in a separate letter, in the case of any former director listed on Annex IV) all Persons listed on Annex IV shall have waived any and all rights they may have to make claims for indemnification, other than the rights specifically provided in Section 7.7.

                           (g)      KH Partners and the Keystone Entities shall
have furnished the WM Entities with such certificates of their officers and such other documents to evidence fulfillment of the conditions set forth in this
Section 9.2 as WMI may reasonably request.

                           (h)      KH Partners and the Keystone Entities shall
have obtained (i) all Keystone Entities' real property lease transfer consents necessary, as a result of consummation of the Merger, to permit American Savings Bank to continue 90% of its branch deposit operations in the ordinary course (measured by deposit balances at March 31, 1996) without having incurred substantial costs to the Keystone Entities or the Keystone Entity Subsidiaries, and (ii) all of the other consents, waivers and revisions described in Section 6.4, without having incurred substantial costs to the Keystone Entities or the Keystone Entity Subsidiaries in connection therewith, except for any such consents, waivers and revisions the failure to obtain which would, in the aggregate, cause material disruption of such operations.

                           (i)      KH Partners shall have obtained the consents
and modifications referred to in Section 6.6(a).

                       (j) Affiliates of KH Partners shall have waived the right to receive irrevocable notice in connection with the



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redemption of the Subordinated Notes or the New Capital Preferred Stock owned by such Affiliates.

                           (k)      The amendments to the 1992 and 1993 Federal
Income Tax Returns referred to in Section 6.9 hereof shall have been filed with the appropriate authorities (including the provision of copies thereof to the FDIC) within the time limits specified in Section 6.9; none of those amendments shall have been challenged by the relevant taxing authority; and no additional payment to the FRF of more than $500,000 by any Keystone Entity shall have resulted from such amendments.

                           (l)      The FDIC Office of Inspector General (the
"OIG") shall have completed a compliance audit (the "Audit") of the schedules of activity maintained by New West and American Savings Bank in the Special Reserve Accounts (as described in the Assistance Agreement), both debits and credits, and any related book value adjustments resulting from such debits and credits or from FRF contributions or payments, for the period from July 1, 1994 through December 31, 1995 or such later date as is reasonably practicable, including without limitation, with respect to the Intercompany Note and the Liquidity Account (each as defined in the Assistance Agreement) and to credits and payments pursuant to Section 9 of the Assistance Agreement for the period from January 1, 1994 through the tax return filed or anticipated to be filed no later than September 15, 1996 for the year ended December 31, 1995. In addition, as
(x) tax returns for years 1988 through 1991 were amended during this audit period and (y) tax returns for the years 1992 and 1993 will be amended by September 15, 1996, tax benefits generated from all such amended returns shall also be included in the audit.

         All disputes arising with respect to items or periods covered by the Audit will be resolved without the payment of additional amounts in excess of $500,000 in the aggregate by all Keystone Entities, and the FDIC and the Keystone Entities shall have entered into a release in which the FDIC shall agree that, absent a finding of fraud or mathematical error, all matters covered by the Audit will be deemed approved at all levels of audit review and for all purposes, and shall constitute (and shall state that it is) a final resolution for purposes of further challenges by the FDIC to any entries covered by the Audit; provided, however, that the FDIC may reserve its rights with respect to the matters covered by the Tax Settlement Agreement (as defined in section 9.2(m)) in the event this Agreement is terminated in accordance with Article 10 hereof.

                        (m) The tax settlement agreement, dated as of July 21, 1996, by and among the Keystone Entities, New West and the FDIC (the "Tax Settlement Agreement"), shall be in full force and effect and shall not have been modified or amended in any respect without the prior consent of WMI, which shall not be unreasonably withheld.

                  9.3 Conditions to the Obligations of KH Partners and the Keystone Entities Under This Agreement. The obligations of KH Partners and the Keystone Entities under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the KH Partners and the Keystone
Entities:

                        (a) Each of the obligations or covenants of the WM Entities required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

                         (b)      Each of the representations and warranties of
the WM Entities contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date), except where the failure of any such representation and warranty to be true and correct would not in the aggregate (without regard to any materiality standard contained in such representations and warranties) have a Material Adverse Effect on WMI, and each of the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.5, 5.6 (other than clause (iii)), 5.7,
5.15 and 5.17 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date).

                        (c) The KH Partners shall have received an opinion reasonably satisfactory to it in form and substance, dated the date of the Closing, from Foster, Pepper & Shefelman, counsel to the WM Entities. Foster, Pepper & Shefelman may rely as to certain matters of New York law on an opinion, dated as of the Closing Date, of Gibson, Dunn & Crutcher, special counsel to WMI.

                         (d)      Since the date of this Agreement, there shall
have been no Material Adverse Change with respect to WMI (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole including, without limitation, changes in law or regulation or changes in general accepted accounting principles or interpretations thereof); provided, however, that fees and expenses relating to the negotiation and consummation of the transactions contemplated hereby shall be excluded in determining whether a Material Adverse Change has occurred.

                           (e)      The WM Entities shall have furnished KH
Partners with such certificates of its officers or others and such



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other  documents to evidence  fulfillment  of the  conditions  set forth in this
Section 9.3 as KH Partners may reasonably request.

                           (f)      WMI shall have instructed its transfer agent
with respect to the issuance of WMI Common Stock to the Keystone Holdings stockholder at least two days prior to Closing.

         10.      Termination, Amendment and Waiver.

                  10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the WMI stockholders:

                           (a)      by mutual written consent of all the parties
hereto;

                         (b)      by any party hereto (i) if the Effective Time
shall not have occurred on or prior to June 30, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party at or before the Effective Time; or
(ii) 31 days after the date on which any application for regulatory approval prerequisite to the consummation of the transactions contemplated hereby shall have been denied or withdrawn at the request of the applicable regulatory authority; provided, that, if prior to the expiration of such 31-day period WMI is engaged in litigation or an appeal procedure relating to an attempt to obtain such approval, KH Partners and the Keystone Entities may not terminate this Agreement until the earlier of (A) June 30, 1997 and (B) 31 days after the completion of such litigation and appeal procedures, and of any further regulatory or judicial action pursuant thereto, including any further action by a government agency as a result of any judicial remand, order or directive or otherwise; or (iii) 10 days after written certification of the vote of the WMI's stockholders is delivered to KH Partners indicating that such stockholders failed to adopt the resolution to approve this Agreement and the transactions contemplated hereby at the stockholders' meeting (or any adjournment thereof) contemplated by Section 2.4 hereof;

                          (c)      by the WM Entities (i) if at the time of such
termination there shall have been a Material Adverse Change with respect to the Keystone Entities from that set forth in March 1996 Keystone Financial Statements (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including, without limitation, changes in law or regulation or changes in generally accepted accounting principles or interpretations thereof), it being understood that any of the matters set forth in the Keystone Entities' Disclosure Schedules as of the date of this Agreement or any of the matters



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described  in  clauses  (i) or (ii) of  Section  9.2(e)  are not  deemed to be a
Material Adverse Change for purposes of this paragraph (c); or (ii) if there shall have been any material breach of any covenant of KH Partners or the Keystone Entities hereunder and such breach shall not have been remedied within 45 days after receipt by American Savings Bank of notice in writing from WMI specifying the nature of such breach and requesting that it be remedied;

                       (d) by KH Partners and the Keystone Entities (i) if at the time of such termination there shall have been a Material Adverse Change with respect to WMI from that set forth in WMI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole including, without limitation, changes in law or regulation or changes in generally accepted accounting principles or interpretations thereof), it being understood that any of the matters set forth in WM Entities' Disclosure Schedules as of the date of this Agreement or items described in the proviso in
Section 9.3(d) are not deemed to be a Material Adverse Change for purposes of this paragraph (d); (ii) if there shall have been any material breach of any covenant of the WM Entities hereunder and such breach shall have not been remedied within 45 days after receipt by WMI of notice in writing from KH Partners specifying the nature of such breach and requesting that it be remedied; or (iii) if a Third Party Acquisition of WMI shall have occurred.

                  10.2 Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 10.1, this Agreement shall forthwith become void (other than Section 8.6, this Section 10.2, Section 11.1 and Section 11.7 hereof, which shall remain in full force and effect) and, there shall be no further liability on the part of any party or its officers or directors except for the liability of the WM Entities under Section 8.6.

                  10.3 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of WMI, the parties may (a) amend this Agreement (including the Plans of Merger incorporated herein), (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the WMI stockholders, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement (or the Plan of Merger) that changes the amount of consideration to be delivered to the Keystone Holdings stockholders. This Agreement may not be amended except by an instrument in writing signed on



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behalf  of each of the  parties  hereto.  Any  agreement  on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         11.Miscellaneous.

                  11.1 Expenses. All legal and other costs and expenses incurred by KH Partners in connection with this Agreement and the transactions contemplated hereby shall be the responsibility of the Keystone Entities and not KH Partners, other than legal fees incurred in connection with negotiations with the FDIC to determine the appropriate consideration the FDIC will receive in exchange for the Warrants, which fees shall be the responsibility of KH Partners. All other legal and other costs and expenses shall be borne by the party incurring such costs and expenses unless otherwise specified in this Agreement.

                  11.2 Survival. Except for the covenants of Sections 7.3, 7.4, 7.5, 7.7, the second sentence of Section 8.4, Sections 2.3(a)- (e), (g) and (h), the third sentence of Section 2.6(a), the first sentence of Section 2.6(b), Sections 2.6(c), 8.6(b), 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.7 and 11.8, the
respective representations and warranties, covenants and agreements set forth in this Agreement and all Disclosure Schedules shall not survive the Effective Time.

                  11.3 Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by delivery, by registered or certified mail (return receipt requested) or by cable, telecopier, or telex to the respective parties as follows:

                           (a)      If to a WM Entity, to:

                             Washington Mutual, Inc.
                             1201 Third Avenue, 15th Floor
                             Seattle, WA 98101
                             Attn: Marc R. Kittner, Senior Vice President
                             Telecopy Number: (206) 554-2790




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                                    With copies to:

                                    Foster Pepper & Shefelman
                                    1111 Third Avenue Bldg., 34th Floor
                                    Seattle, WA 98101
                                    Attn:  Fay L. Chapman
                                    Telecopy Number:  (206) 447-9700

                                    and

                                    Gibson, Dunn & Crutcher
                                    One Montgomery Street, Telesis Tower
                                    San Francisco, CA  94104-4505
                                    Attn:  Todd  H. Baker
                                    Telecopy Number:  (415) 986-5309

                                    If to KH Partners or a Keystone Entity, to:

                                    Keystone Holdings Partners, L.P.
                                    201 Main Street, 23rd Floor
                                    Fort Worth, TX  76102
                                    Attn:  Ray L. Pinson
                                    Telecopy Number:  (817) 338-2047

                                    With copies to:

                                    Kelly, Hart & Hallman
                                    201 Main Street, Suite 2500
                                    Ft. Worth, TX  76102
                                    Attn:  Billie J. Ellis, Jr.
                                    Telecopy Number:  (817) 878-9280

                                    and

                                    Cleary, Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, NY 10006
                                    Attn:  Michael L. Ryan
                                    Telecopy Number:  (212) 225-3999

                                    and

                                    Paul Weiss Rifkind Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY  10019
                                    Attn:  David R. Sicular
                                    Telecopy Number: (212) 757-3990

or such other address as shall be furnished in writing by any party to the others in accordance herewith, except that notices of change of address shall only be effective upon receipt.



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                  11.4 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other Person any rights or remedies under or by reason of this Agreement (except for Sections 2.3(e), 7.3, 7.4 and 7.7, which are intended to benefit third party beneficiaries) and except for Sections 2.2(c), 2.2(d), 2.3 (a)-(d), 2.3(f), the second sentence of Section 3, Sections 6.1(b)(ii), 6.13, 8.4 and the second sentence of 10.3, which provisions are also intended for the benefit of the FDIC.

                  11.5 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto (including without limitation the Warrant Exchange Agreement), contains the entire agreement and understanding of the parties with respect to its subject matter.
There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter other than the terms of the WMI Confidentiality Letter and the Keystone Confidentiality Letter incorporated by reference in Section 8.6 hereof.

                  11.6 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  11.7 Governing Law. This Agreement, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the State of New York as applicable to contracts executed and delivered in New York by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof.

                  11.8  Headings.   The  Section  headings   contained  in  this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



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



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         WASHINGTON MUTUAL, INC.

                            /s/ Craig E. Tall
                         By:    Craig E. Tall
                         Its    Executive Vice President


                        KEYSTONE HOLDINGS PARTNERS, L.P.

                         By: KH Group Management, Inc.,
                               its General Partner

                            /s/ Ray L. Pinson
                         By:    Ray L. Pinson
                         Its    Vice President


                         KEYSTONE HOLDINGS, INC.


                            /s/ Ray L. Pinson
                         By:    Ray L. Pinson
                         Its    Senior Vice President

                         NEW AMERICAN HOLDINGS INC.


                            /s/ Ray L. Pinson
                         By:    Ray L. Pinson
                         Its    Senior Vice President

                         NEW AMERICAN CAPITAL, INC.


                            /s/ Ray L. Pinson
                         By:    Ray L. Pinson
                         Its    Senior Vice President

                         N.A. CAPITAL HOLDINGS, INC.

                            /s/ Ray L. Pinson
                         By:    Ray L. Pinson
                         Its    Senior Vice President

                         AMERICAN SAVINGS BANK, F.A.

                               /s/ Mario Antoci
                            By:    Mario Antoci
                            Its    Chief Executive Officer

                                 FIRST AMENDMENT
                                       TO
                              AGREEMENT FOR MERGER



     This First Amendment to Agreement for Merger (the "First Amendment") is made and entered into as of the 1st day of November, 1996 by and among WASHINGTON MUTUAL, INC., a Washington corporation, KEYSTONE HOLDINGS PARTNERS, L.P., a Texas limited partnership, KEYSTONE HOLDINGS, INC., a Texas corporation, NEW AMERICAN HOLDINGS, INC., a Delaware corporation, NEW AMERICAN CAPITAL, INC., a Delaware corporation, N.A. CAPITAL HOLDINGS, INC., a Delaware corporation, and AMERICAN SAVINGS BANK, F.A., a federal savings association.

     The parties to this First Amendment are the parties to that certain Agreement for Merger (the "Merger Agreement") dated July 21, 1996. The parties now desire to amend certain provisions of the Merger Agreement.

     THEREFORE, the parties hereby agree as follows:

     1.  Section   2.4(a)  of  the  Agreement  is  hereby  amended  by  deleting
"100,000,000" in the first sentence and substituting therefor "250,000,000".

     2. Section 2.6(a) of the Agreement is hereby amended by deleting the phrase "within 30 days from the date of this Agreement," in the sixth sentence and substituting therefor the phrase "no later than November 12, 1996".

     3. Section 6.10(f) of the Agreement is hereby amended by deleting the second sentence thereof.

     4. Exhibit C to the Agreement is hereby amended to read in its entirety as set forth on Annex I attached hereto.

     5. Except as expressly amended by this First Amendment, the Merger Agreement remains in full force and effect.

     6. This First Amendment may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     7. This First Amendment, in all respects, including all matters of construction, validity and performance, is governed by the internal laws of the State of New York as applicable to contracts executed and delivered in New York by citizens of such state to be performed wholly within such state without giving effect to the principles of conflicts of laws thereof.

     Executed as of the date first above written.

                         WASHINGTON MUTUAL, INC.


                         By: /s/ Craig E. Tall
                         Its: Executive Vice President


                         KEYSTONE HOLDINGS PARTNERS, L.P.


                          By: KH Group Management, Inc.,
                          Its: General Partner


                          By: /s/ Ray Pinson
                          Its: Vice President


                          KEYSTONE HOLDINGS, INC.


                          By: /s/ Ray Pinson
                          Its: Senior Vice President


                          NEW AMERICAN HOLDINGS INC.


                          By: /s/ Ray Pinson
                          Its: Senior Vice President


                          NEW AMERICAN CAPITAL, INC.


                         By: /s/ Ray Pinson
                         Its: Senior Vice President


                         N.A. CAPITAL HOLDINGS, INC.


                         By: /s/ Ray Pinson
                         Its: Senior Vice President


                        AMERICAN SAVINGS BANK, F.A.


                        By: /s/ Mario Antoci
                        Its: Chairman